UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(as filed)

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

CALIFORNIA MICRO DEVICES CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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July 28, 2009

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders on Thursday, September 17, 2009, at 2:00 p.m., at the McCarthy Conference Center, 690 North McCarthy Boulevard, Milpitas, California.

The Board of Directors recommends that all stockholders vote for the election of the nominated directors, and for the other proposals presented in this Proxy Statement. We are pleased to present a newly-appointed director, Jon S. Castor, for election by the stockholders.

Proposal 3 is to increase the number of shares available under the 1995 Employee Stock Purchase Plan. California Micro Devices operates in a competitive high technology job market. Equity compensation is a key factor in both recruiting and retaining valued employees. Your support of this proposal is very important to the future success of your Company.

Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return the white proxy card in the enclosed envelope as soon as possible or submit the proxy via the Internet or by telephone. This will assure that your stock will be voted in accordance with the instructions you have given your proxy in the event you are unable to attend. You may, of course, attend the Annual Meeting and vote in person even if you have previously sent in your proxy. It is very important that every stockholder vote. PLEASE send in your proxy card or submit your proxy via the Internet or by telephone.

Very truly yours,

/s/ Wade Meyercord
Wade Meyercord Chairman of the Board

This proxy statement is first being mailed to stockholders on or about August 4, 2009

CALIFORNIA MICRO DEVICES CORPORATION

490 North McCarthy Boulevard, #100

Milpitas, California 95035

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of California Micro Devices Corporation, a Delaware corporation (the “Company”), will be held on Thursday, September 17, 2009 at 2:00 p.m., at the McCarthy Conference Center, 690 North McCarthy Boulevard, Milpitas, California.

The items of business are:

1.	To elect seven directors of the Company, to serve until the next annual meeting of stockholders or until their respective successors are elected and qualified.

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accountants for the fiscal year ended March 31, 2010.

3.	To amend the 1995 Employee Stock Purchase Plan to increase the total number of shares reserved for issuance thereunder by 200,000 shares from 1,940,000 shares to 2,140,000 shares.

4.	Such other matters as may properly come before the meeting.

These items are more fully described in the following pages, which are hereby made a part of this Notice.

Only stockholders of record at the close of business on July 20, 2009, will be entitled to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date, and return the enclosed white proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose or else to submit the proxy via the Internet or by telephone. Any stockholder attending the meeting may vote in person even if he or she returned a proxy card or otherwise submitted proxy instructions.

Sincerely,

/s/ Stephen M. Wurzburg
Stephen M. Wurzburg Secretary

Milpitas, California

July 28, 2009

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on September 17, 2009.

The Proxy Statement and Annual Report are available at

http://annualmeeting.cmd.com

CALIFORNIA MICRO DEVICES CORPORATION

PROXY STATEMENT

I.    GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of California Micro Devices Corporation, a Delaware corporation (“we,” “us,” “CMD,” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held at the McCarthy Conference Center, 690 North McCarthy Boulevard, Milpitas, California on Thursday, September 17, 2009, at 2:00 p.m., and any postponement or adjournment thereof (the “Annual Meeting”).

This Proxy Statement and the accompanying white form of proxy (the “Proxy Card”) are being mailed to stockholders on or about July 29, 2009. Whether or not you expect to attend the Annual Meeting in person, the Board of Directors requests that you complete and return your white Proxy Card for use at the Annual Meeting and any adjournments thereof.

Proxy Statement.    This Proxy Statement consists of Sections I through VI, and contains three proposals. These Sections are intended to be read and understood together as one document. Please carefully read each section.

Who Can Attend the Annual Meeting.    Only stockholders of record of Common Stock issued by the Company at the close of business on July 20, 2009, the Record Date for the Annual Meeting, or their valid proxy holders, are entitled to notice of and to vote at the Annual Meeting.

Quorum at the Annual Meeting.    As of the Record Date, CMD had issued 23,677,738 shares of voting Common Stock, of which 22,917,914 shares were outstanding. The holders of a majority of the 22,917,914 outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. The specific vote requirements for the matters being submitted to a vote by stockholders at the Annual Meeting are provided under “Approval of Proxy Statement Items,” and the relevant proposals.

Voting.    Each share of Common Stock is entitled to one vote. Cumulative voting is not permitted.

Submission of Proxy Card.    You are urged to mark, sign and date the enclosed white Proxy Card and return it in the prepaid reply envelope provided for such purpose. You are urged not to complete and sign any gold or other non-white proxy card you may receive from a third party. RETURNING A PROXY CARD WILL IN NO WAY AFFECT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. A stockholder giving a proxy has the right to revoke it at any time before it is voted by giving notice of such revocation to the Secretary of the Company, by attending the meeting and voting in person, or by returning a later dated proxy.

The number of shares designated on the white Proxy Card represents the total number of shares held in your name on the Record Date. If you receive more than one proxy card in separate mailings it is an indication that your shares are registered differently in more than one account. All white Proxy Cards received by you should be signed and mailed by you to ensure that all your shares are voted.

To vote by Proxy Card, please cast your vote FOR or AGAINST any proposal by marking the appropriate box. Sign your Proxy Card where indicated, and return it in the enclosed prepaid envelope. When your Proxy Card is returned properly marked and signed, the shares represented thereby will be voted in accordance with your directions.

IF YOU DO NOT VOTE FOR OR AGAINST A PROPOSAL OR ABSTAIN, AND YOU RETURN YOUR SIGNED PROXY CARD, YOU WILL HAVE VOTED FOR PROPOSALS 2 AND 3 AND FOR THE NOMINEES RECOMMENDED. If you wish to vote in accordance with the Board of Directors’ recommendations, simply sign, date and return your Proxy Card in the envelope provided.

Voting via the Internet and by Telephone.    Stockholders whose shares are registered in the name of a bank, brokerage firm, or other nominee (“street name stockholders”) may be eligible to vote electronically through the Internet or by telephone. Many banks and brokerage firms participate in the Broadridge Financial Solutions, Inc. online and telephone program. This program provides eligible street name stockholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for street name stockholders whose banks or brokerage firms participate in Broadridge’s online and telephone program.

Stockholders whose shares are registered in their name (“registered stockholders”) may vote electronically through the Internet or by telephone by following the instructions included with their proxy card. A registered stockholder not wishing to vote electronically through the Internet or by telephone should complete and return the enclosed paper white proxy card. Signing and returning the white proxy card or submitting the proxy via the Internet or by telephone does not affect the right to vote in person at the Annual Meeting. A stockholder giving a proxy has the right to revoke it at any time before it is voted by giving notice of such revocation to the Secretary of the Company, by attending the meeting and voting in person, or by returning a later dated proxy.

Other Matters.    As of the date of this Proxy Statement, the Board does not intend to present any matter for action at the Annual Meeting other than the above items.

Proxy Solicitation.    Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries, and custodians (the “Named Holders”) holding shares in their names which are beneficially owned by others to forward to such beneficial owners, and the Company shall bear all solicitation costs. The Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by one or more of telephone, telegram, facsimile, or personal solicitation by directors or officers of the Company or by an independent proxy solicitation firm hired for this purpose. No additional compensation will be paid to any Company officer or director for such services. The Company has engaged Innisfree M & A Incorporated to assist in the solicitation of proxies using up to approximately 50 of its employees and provide related advice and informational support, for a services fee and the reimbursement of customary out-of-pocket expenses that are not expected to exceed $125,000 in the aggregate.

The Company estimates that the fees and expenses of Innisfree M&A Incorporated, the Company’s investor relations firm, and the Company’s outside legal counsel and the printing, mailing, advertising and other expenses incidental to the solicitation which are in excess of the amounts normally expended for a solicitation for an uncontested election of directors, and excluding the salaries, wages, and fees of Company officers and directors, will be approximately $350,000. The total such amount the Company has spent to date on the solicitation is approximately $200,000. All of these costs of solicitation are borne by the Company.

Conduct of the Annual Meeting.    The Annual Meeting will be conducted in accordance with those procedures established by the Chairman of the Board of Directors. The Annual Meeting will proceed in the same order as the Proposals set out below.

Procedure for Director Nominations by Stockholders.    The By-Laws of the Company require advance notification of the intent of any stockholder to nominate a person for the position of Director of the Company. The Nominating and Corporate Governance Committee may also consider nominees timely proposed by the stockholders in recommending the nominees for director.

Nominees for election to the Board of Directors are recommended by the Nominating and Corporate Governance Committee of the Board; nominations may also be made by any stockholder of record who complies with the following provisions. Stockholder nominations shall be made pursuant to written notice to the Secretary of the Company delivered or received at 490 North McCarthy Boulevard, #100, Milpitas, California 95035 (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. Nominations for election to the Board at our 2010 Annual Meeting of Stockholders must be received no later than April 6, 2010. Such notice shall set forth (i) as to each person whom the stockholder proposed to nominate for election or re-election as director (A) the name, age, business address, and residence address of the person, (B) the principal occupation or employment of the person over at least the last five years,

(C) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (D) a statement as to the person’s citizenship, (E) a description of all arrangements or understandings between the person and the nominating stockholder pursuant to which such nomination is being made, (F) the consent of such person to serve as a director of the Company if so elected, and (G) any such other information concerning the person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (ii) as to the stockholder giving notice, (A) the name and record address of the stockholder and (B) the class, series, and number of shares of capital stock of the Company which are beneficially owned by the stockholder. In addition to stock ownership, the notice shall set forth derivative and short holdings and the stockholder shall update the equity information in the notice until the Annual Meeting.

Procedure for Stockholders to Make Proposals.    In order for a stockholder of record to propose business to be included in our Proxy Statement for the 2009 Annual Meeting of Stockholders or presented at the 2009 Annual Meeting, in addition to other requirements, such stockholder must give written notice to the Secretary of the Company delivered or received at 490 North McCarthy Boulevard, #100, Milpitas, California 95035 (or such other corporate offices as may be specified) no less than 120 calendar days before the one-year anniversary of the date that the Company’s proxy statement was released to stockholders in connection with this year’s annual meeting. Proposals that are intended to be presented at our 2010 Annual Meeting of Stockholders must be received no later than April 6, 2010. Such notice shall set forth (A) a brief description of the business desired to be brought before the meeting, (B) the name and record address of the stockholder proposing such business, (C) the class, series, and number of shares of capital stock of the Company which are beneficially owned by the stockholder, (D) any material interest of the stockholder in such business, and (E) any such other information concerning the stockholder making such proposal and the proposal itself as would be required by the appropriate rules and regulations of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the proposal. In addition to stock ownership, the notice shall set forth derivative and short holdings and the stockholder shall update the equity information in the notice until the Annual Meeting.

Approval of Proxy Statement Items.    Only stockholders of record of the Company’s Common Stock as of the close of business on July 20, 2009 (the “Record Date”), are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon. An inspector of election, appointed by the Company, will count votes cast at the Annual Meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of our outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting and any continuation or adjournment thereof. Abstentions and broker non-votes (i.e. shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the Annual Meeting, but are not deemed to be present or represented for purposes of determining whether stockholder approval of a proposal has been obtained.

Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that withholding the authority to vote for an individual results in another individual receiving a larger number of votes. The seven nominees who receive the most votes will be elected as directors; votes cast against the director or withheld also have no legal effect. Many brokers are subject to rules which prohibit them from voting on certain proposals unless they receive specific instruction from the beneficial owner to vote on such matters. Such rules currently prohibit the brokers to vote with respect to proposals related to contested director elections and equity compensation, such as Proposals 1 and 3, absent such instruction, but such rules currently do not prohibit the brokers to vote on Proposal 2 related to ratification of accountants in the absence of such instructions if and as they choose. Your shares will NOT be voted in the election for director or on Proposal 3 if you hold your shares in street name and do not instruct your broker how to vote, so please instruct your broker and make your vote count.

Proposals 2 and 3 submitted to the stockholders in the enclosed proxy must be approved by the affirmative vote of a majority of the shares represented in person or by proxy and voting on the proposals. In determining whether Proposals 2 and 3 have been approved, abstentions and broker non-votes are not counted as votes for or against the proposal or in the calculation of total votes cast.

II.    MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

ELECTION OF SEVEN DIRECTORS

(PROPOSAL NO. 1)

Your Board Recommends a Vote “FOR” the Election of

Jon S. Castor, Robert V. Dickinson, Wade F. Meyercord, Dr. Edward C. Ross, Dr. David W. Sear,

Dr. John L. Sprague and David L. Wittrock as Directors

Seven directors are to be elected to serve until the next annual meeting of stockholders and until the election and qualification of their successors. The Company’s By-Laws provide for not less than five, nor more than nine, authorized directors, with the number of directors currently fixed at seven. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

Unless otherwise instructed, proxy holders will vote the proxies received by them for the seven nominees named below. In the event that a nominee should be unavailable for election, such shares will be voted for the election of such substitute nominee as the Board may propose. All persons nominated for election have consented to be named in this Proxy Statement and have agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has selected, the seven persons listed below for election at the Annual Meeting. All seven of the nominees are current directors of the Company: Jon S. Castor, Robert V. Dickinson, Wade F. Meyercord, Dr. Edward C. Ross, Dr. David W. Sear, Dr. John L. Sprague and David L. Wittrock.

Brief biographies of the nominees are set out below. Additional information regarding their stock ownership and compensation can be found below under Sections III and IV.

The following table sets forth the names, ages, and principal occupations for the periods indicated and other directorships of each of the nominees.

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
Jon S. Castor	57	Mr. Castor has been a member of our Board of Directors since July 2009. He has been a private investor and a member of public and private board of directors since June 2004. Previously, from January 2004 to June 2004, Mr. Castor was an executive with Zoran Corporation, a provider of digital solutions for applications in the digital entertainment and digital imaging markets, as the Senior Vice President and General Manager of Zoran’s DTV Division and then as a post-acquisition advisor to the CEO. From October 2002 to August 2003, Mr. Castor was the Senior Vice President and General Manager of the TeraLogic Group at Oak Technology Inc., a developer of integrated circuits and software for digital televisions and printers, which was acquired by Zoran. In 1996, Mr. Castor co-founded TeraLogic, Inc., a developer of digital television integrated circuits, software and systems, where he served in several capacities, including as its Chief Executive Officer and director from November 2000 to October 2002, when it was acquired, first by Oak Technology in 2002 for approximately $55 million and then indirectly in 2003 by Zoran when Zoran acquired Oak Technology. Mr. Castor has served as a director of publicly-traded Adaptec, Inc. (data storage hardware and software solutions) since July 2006; Omneon (video server and media storage equipment) since December 2006 and Chairman since	2009

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
		April 2007; Staccato Communications (Ultra Wideband (UWB) silicon and software solutions) since the merger of Artimi and Staccato in November 2007; and publicly-traded Genesis Microchip from November 2004 until its sale to ST Microelectronics in January 2008. Mr. Castor received a B.A. from Northwestern University in Evanston, Illinois and an MBA from Stanford University in Stanford California.

Robert V. Dickinson	67	Mr. Dickinson has been President, Chief Executive Officer, and a member of our Board of Directors since April 2001. From August 1999 to April 2001, he was Vice President and General Manager of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer, where, starting in 1992, he served in several other senior executive roles including President of its Japanese subsidiary. Previously, he held senior management positions at Western Digital Corporation, a semiconductor and disk drive manufacturer, from 1988 to 1992, following its acquisition of Verticom, Inc., where he served as President and Chief Executive Officer, from 1987 to 1988. Mr. Dickinson also served as a Director of Transmeta Corporation, a publicly-traded semiconductor company, from May 2005 though its acquisition by Novafora in January, 2009. Mr. Dickinson received an A.B. in Physics from the University of California in Berkeley, California and an M.S. in Physics from the University of Washington in Seattle, Washington. He also was a Sloan Fellow at the Stanford University Graduate School of Business in Stanford, California.	2001

Wade F. Meyercord	68	Mr. Meyercord has been Chairman of the Board since 1994 and a Director since December 1992. Mr. Meyercord has been President of and a consultant for Meyercord & Associates, Inc., a consulting firm primarily to publicly-traded companies about their management and director compensation, since 1987. From 1999 to 2002, he was Senior Vice President, Finance and Administration, and Chief Financial Officer of Rioport, Inc., an applications service provider for digital music distribution. Previously he was Senior Vice President of Diamond Multimedia Systems, Inc., a multimedia and connectivity products company, from 1997 to 1999, and Chief Executive Officer of Read-Rite Corp., an electronic data storage products company, from 1984 to 1987. Mr. Meyercord is a Director and member of the Audit, Compensation, and Nominating and Corporate Governance Committees of Microchip Technology, Incorporated, a publicly-traded $900 million semiconductor manufacturer, and a Director, Chairman of the Compensation Committee and member of the Nominating and Corporate Governance Committee of Endwave Corporation, a publicly-traded supplier of RF subsystems for broadband wireless devices. Mr. Meyercord received a B.S. in Mechanical Engineering from Purdue University in West Lafayette, Indiana and a M.S. in Engineering Administration from Syracuse University in Syracuse, New York.	1992

Dr. Edward C. Ross	67	Dr. Ross has been a Director since June 2002. He is currently retired, having previously served as President (2000 through December 2004) and President Emeritus (January 2005 through December 2005) of TSMC North America, the multi-billion dollar US subsidiary of Taiwan Semiconductor Manufacturing Company Ltd., a Taiwanese semiconductor	2002

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
		manufacturer. Previously, he was Senior Vice President of Synopsys, Inc., an electronic design automation supplier, from 1998 to 2000, and President of Technology and Manufacturing at Cirrus Logic, Inc., a semiconductor manufacturer, from 1995 to 1998. Dr. Ross has been a Director of publicly-traded semiconductor companies Volterra Semiconductor, Inc., since May, 2004, and Atmel Corporation since April 2008. Dr. Ross received a B.S.E.E. from Drexel Institute of Technology (now Drexel University) in Philadelphia, Pennsylvania and a M.S.E.E., M.A., and Ph.D. in Solid State Electronics from Princeton University in Princeton, New Jersey.

Dr. David W. Sear	64	Dr. Sear has been a Director since December 2003. He currently is an independent consultant. Previously he was Chief Executive Officer of Forte Design Systems, an EDA software provider, from January 2006 through December 2006, and previously was the Chief Executive Officer of NeoAxiom, Inc., a semiconductor manufacturer, from February 2004 through December 2005. Prior to joining NeoAxiom, Dr. Sear was an independent consultant from April 2003 to February 2004. Dr. Sear also served as Chief Executive Officer of Optics Networks from January 2002 to March 2003. Previously, he served as President and Chief Executive Officer of Vaishali Semiconductor (1999 to 2002), President and Chief Operating Officer of Quality Semiconductor (1997 to 1999), President and Chief Executive Officer of Integrated Circuit Systems (1994 to 1997), President and Chief Operating Officer of Catalyst Semiconductor (1991 to 1994), as well as senior management positions with Fujitsu Microelectronics (1987 to 1991) and ICI Array Technology (1984 to 1987). Dr. Sear received a B.Sc. in Electronic Engineering and a Ph.D. in Solid State Physics and Quantum Mechanics from the University of London in London, England.	2003

Dr. John L. Sprague	79	Dr. Sprague has been a Director since July 1996 and previously from January 1994 until July 1995. He is a consultant and was President of John L. Sprague Associates, a consulting company, from 1988 through 2002. He was President and Chief Executive Officer of Sprague Electric Company, a manufacturer of electronics components, from 1981 to 1987, and served in various technical and operations positions with that company from 1959 to 1981. During the mid 1980s, when Dr. Sprague was President & CEO, Sprague Electric Company employed more than 10,000 persons worldwide and had revenues in excess of $500 million. Dr. Sprague is a Director of MRA Labs, a private research and development and electronic materials company and was a director of SIPEX Corporation, a publicly-traded semiconductor company from 1993 until May 2004. Dr. Sprague received an A.B. in chemistry from Princeton University in Princeton, New Jersey, and a Ph.D. in chemistry from Stanford University in Stanford, California.	1996

David L. Wittrock	55	Mr. Wittrock has been a Director since June 2003. Mr. Wittrock has been in private practice as a tax and financial consultant to high-technology and healthcare companies since October 2002. Previously, he was Vice President, Finance and Business Affairs for Rioport, Inc., an applications service provider for digital music distribution, from 2000 through September 2002, and was a tax partner at KPMG, LLP from 1988 to 1999 where he served as the partner in charge of the tax practice	2003

Name	Age	Principal Occupation for the Past Five Years And Other Directorships	Director Since
professional standards for the firm’s Northern California offices. Mr. Wittrock is the past President of the Silicon Valley Chapter of Finanical Executives International. Mr. Wittrock received a B.S. in Business Administration, Accounting from Creighton University in Omaha, Nebraska and a J.D. from Drake University in Des Moines, Iowa.

There are no family relationships among any of the directors, nominees, and executive officers.

Contacts between the Company and Stockholder Dialectic Capital Partners LLP

Beginning in the Fall of 2006 and continuing through the Fall of 2008, Dialectic Capital Partners LLP, an institutional stockholder, and its affiliated funds, who are referred to collectively as “Dialectic”, increased their holdings of the Company’s stock in installments from approximately 100,000 shares to approximately 2,000,000 shares according to contemporaneous conversations Dialectic had with Company management. During this time period, Dialectic repeatedly requested that the Company utilize the Company’s cash to repurchase its shares or pay a dividend. The Company’s management repeatedly declined these requests. Despite this fundamental disagreement, Dialectic continued to increase its holdings.

During conversations with management occurring on the following dates, Dialectic claimed to own the following number of shares:

November 26, 2006—100,000 shares

December 15, 2006—200,000 shares

March 23, 2007—300,000 shares

July 11, 2007—600,000 shares

August 27, 2007—900,000 shares

February 25, 2008—1,600,000 shares

August 20, 2008—2,000,000 shares

During conversations with management occurring on the following dates, Dialectic requested that the Company conduct stock repurchases:

December 15, 2006

June 25, 2007

August 27, 2007

December 4 and 13, 2007

February 25, 2008

June 30, 2008

July 8 and 24, 2008

August 20, 2008

September 4, 2008

During the June 25, 2007, call, Dialectic proposed that management deploy its cash 50/50 for a dividend distribution and stock buyback.

During the August and September, 2008, calls, Dialectic requested to meet with the Company’s board of directors to discuss its buyback proposal. On November 14, 2008, the Company’s management emailed Dialectic agreeing to arrange such a meeting. After receiving no response from Dialectic, the Company’s management emailed Dialectic again on December 2, 2008, asking if Dialectic still wished such a meeting, and again received no response. On December 31, 2008, Dialectic then wrote a letter to the Company’s board of directors and filed a

Schedule 13-D with the SEC suggesting that the Company return $33 million or $1.42 a share in a dividend to all shareholders and immediately engage an investment bank and begin a sale process of the Company to what it termed “a larger acquirer with a more diverse product line”.

A detailed chronology follows of the interaction between the Company and Dialectic during the first calendar quarter of 2009 until March 4, when Dialectic decided to nominate four candidates for election to the Company’s board of directors. During this time period, the Company repeatedly expressed its willingness to meet with Dialectic’s principals but declined to meet or enter into discussions solely with Dialectics’s investment banker absent Dialectic’s principals. The Company also requested that all Dialectic communications with the Company use the Company’s CEO as the single point of contact.

On January 5, 2009, the Company’s Chairman of the Board wrote Dialectic that the Company’s board did not favor returning cash to stockholders as a dividend or via large share repurchases, believing instead that it was in the best interests of all stockholders that the Company retain its cash for operations, to show financial strength to its customers (important especially for large OEM customers), for growth, for strategic flexibility, and as a reserve. The Chairman indicated that the board did not believe it was in the stockholders’ interest to explore a sale of the Company when the stock market and the Company’s stock price were at close to some of their lowest points over the past several years and when the Company had solid plans for growth, driven by new products under development and potentially by acquisition of synergistic product lines or companies.

On January 7, 2009, management attended a Needham investor conference in New York. At Dialectic’s request, management rescheduled its January 8 one-on-one meeting with Dialectic to January 7 as John Fichthorn, a Dialectic principal, was going to be at the Consumer Electronics Show in Las Vegas on January 8. In addition to this one-on-one meeting, representatives of Dialectic attended management’s presentation at the Needham investor conference and the follow-on break-out session.

On January 29, 2009, management and representatives of Dialectic and its investment banker B. Riley & Co., discussed the Company’s recent earnings release for the 2009 third fiscal quarter.

On February 3, 2009, the day before the Company reported its fiscal 2009 third quarter earnings, Dialectic wrote another letter to the Company’s board of directors and filed another Schedule 13-D with the SEC critical of, among other matters, the Company’s failure to conduct a share repurchase program and asserting that the Company’s board needed “new blood”.

On February 5, 2009, the Company’s Chairman of the Board replied to Dialectic’s letter of February 3, 2009, stating that the Company continued to “believe that the strategy enumerated in our January 5, 2009 letter is the correct strategy for the benefit of all of our stockholders.”

On February 9, 2009, management participated in an interview by an investment banker which was sent via video conference to an audience in New York. During the video conference, management announced, in part because of its substantial previous communications with Dialectic, that management would answer Dialectic’s questions in private rather than impinging on the limited time management had to answer questions from its other institutional investors regarding the Company’s business. Dialectic complained and left.

On February 25, 2009, management met with some of the Company’s stockholders in New York but did not meet with any of the Company’s six largest stockholders, a group that includes Dialectic.

On March 4, 2009, Dialectic notified the Company of its intent to nominate four persons (its present three nominees plus Bryant Riley, the principal of Dialectic’s investment banker) for election as directors at the Company’s annual meeting.

Between March 4 and July 10, 2009, there were various contacts between the Company and Dialectic for the purpose of attempting unsuccessfully to settle their dispute and reach an agreement on a slate of directors. Some of the most important of these contacts are as follows:

On May 14, 2009, the Company’s counsel contacted Dialectic’s counsel by telephone and requested that the Company’s Nominating and Corporate Governance Committee be permitted to interview Dialectic’s four nominees. Dialectic’s counsel replied by email that such interviews could only be conducted if the Company and Dialectic reached "an agreement...on board composition". The Company’s counsel replied by email that the Company understood that by that condition Dialectic meant that the Company’s Nominating and Corporate Governance Committee needed to agree to place Dialectic’s four nominees on the Company’s slate of directors before an interview with any of those individuals would be allowed. Counsel to the Company asked counsel to Dialectic to contact him if that understanding of Dialectic’s condition was wrong because otherwise the Company could not accept the condition precedent being imposed and would be unable to interview Dialectic’s nominees. Dialectic’s counsel never replied.

On May 26, 2009, Company management met with a Dialectic analyst to provide an update on the Company. The analyst asked for information which management could not provide under SEC regulations absent a non-disclosure agreement which was not in place.

On June 26, 2009, once the Company’s Nominating and Corporate Governance Committee had determined to recommend that Jon Castor be added as a director, the Company offered to let Dialectic representatives interview Mr. Castor. After the interview on July 3, Dialectic’s managing member, John Fichthorn, orally offered to settle if the Company would add either Mr. Fichthorn or a person suggested by another major stockholder as an eighth director. Mr. Castor was added to the Company’s board of directors on July 6, 2009. On July 7, Dialectic added other conditions to its pending settlement offer. During this time period, to facilitate the settlement discussions with Dialectic, the Company expanded those in contact with Mr. Fichthorn to include the Chairman of the Board.

On July 10, 2009, while Dialectic was aware that the Company was diligently continuing to identify a mutually satisfactory additional board candidate, Dialectic notified the Company that it had filed its preliminary proxy statement.

Required Vote

The seven nominees for director who receive the most affirmative votes of shares present in person or represented by proxy and entitled to vote on this proposal at the meeting will be elected to serve as directors. Unless marked to the contrary, white proxies received will be voted “FOR” the seven nominees described in this Proxy Statement.

THE BOARD URGES YOU NOT TO SIGN THE GOLD OR ANY OTHER NON-WHITE PROXY CARD SOLICITED BY DIALECTIC. INSTEAD, THE BOARD URGES YOU TO VOTE FOR THE COMPANY’S SEVEN NOMINEES FOR DIRECTOR BY SIGNING AND DATING THE ENCLOSED WHITE PROXY CARD AND RETURNING IT TODAY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

(PROPOSAL NO. 2)

Your Board Recommends a Vote “FOR” the Ratification of

Grant Thornton LLP as the Company’s Independent Registered Public Accountants

Subject to ratification by the stockholders, the Audit Committee of the Board of Directors has appointed Grant Thornton LLP as independent accountants to audit the financial statements of the Company for the current fiscal year. Grant Thornton has audited our financial statements starting with fiscal year 2004.

Representatives of the firm of Grant Thornton are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton as the Company’s independent accountants is not required by the Company’s By-Laws or otherwise. The Board of Directors is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. In the event the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent accountants at any time during the year if the Audit Committee determines that such a change could be in the best interests of the Company and its stockholders. The table below shows the fees billed for fiscal 2009 and 2008 by Grant Thornton, as the principal accountant retained to audit the Company’s financial statements, categorized as audit fees, audit-related fees, tax fees, and all other fees.

Audit and Non-Audit Fees

	2008	2009
Audit Fees	$559,930	$390,453
Audit-Related Fees	8,774	11,684
Tax Fees	23,050	—
All Other Fees	10,486	6,575

Total	$602,240	$408,712

Audit fees consist of the aggregate fees billed for the audit of the Company’s annual financial statements, including amounts related to the audit of the Company’s internal controls over financial reporting, and for the review of the financial statements included in the Company’s quarterly reports of Form 10-Q. Audit-related fees are fees billed for assurance and related services reasonably related to the performance of the audit or review of the financial statements but which are not included as audit fees. Tax fees are fees billed for tax compliance, tax advice, and tax planning. All Other Fees consist of charges related to S-8 filings, review of SEC comment letter and/or other work.

Pre-Approval Policies and Procedures

Our Audit Committee approves the terms and fees of 100% of the audit and permissible non-audit services by our independent accountants in advance of the provision of any such services.

Required Vote

Ratification will require the affirmative vote of a majority of the shares represented in person or by proxy and voting on this Proposal 2. In determining whether this Proposal 2 has been approved, abstentions and broker non-votes are not counted as votes for or against this proposal or in the calculation of total votes cast.

AMENDMENT OF THE 1995 EMPLOYEE

STOCK PURCHASE PLAN

(PROPOSAL NO. 3)

Your Board Recommends a Vote “FOR” the Amendment of the

1995 Employee Stock Purchase Plan

On July 6, 2009, the Compensation Committee of the Board of Directors recommended and the Board of Directors approved an amendment to the 1995 Employee Stock Purchase Plan (as amended, the “Purchase Plan”), subject to approval of the Company’s stockholders at the Annual Meeting, to increase the number of shares reserved under the Purchase Plan by 200,000. The Purchase Plan was initially adopted by the Board of Directors on February 10, 1995 and approved by the shareholders of the Company at the 1995 Annual Meeting.

The Board believes that this amendment to Purchase Plan is necessary to enable the Company to continue to provide meaningful equity incentives to attract, motivate and retain officers and key employees. We operate in a competitive high technology job market. In this job market, stock purchase plans are offered by the majority of high technology firms with whom the Company competes for talent. The Board believes that your support of this proposal is very important to the future success of your Company, and recommends that you vote to approve this amendment.

Proxies solicited by the Board will be voted for Proposal No. 3 unless stockholders specify otherwise in those proxies.

Summary of the 1995 Employee Stock Purchase Plan

Set forth below is a summary of the Purchase Plan, which is qualified by the complete text of the Purchase Plan. A copy of the Purchase Plan presented for stockholder approval is included as Appendix A of this Proxy Statement as filed electronically with the Securities and Exchange Commission. Alternatively, stockholders may request a copy of the Purchase Plan by sending a written request to Investor Relations, California Micro Devices Corporation, 490 North McCarthy Boulevard, #100, Milpitas, California 95035. Shareholders are urged to read the complete text of the Purchase Plan.

Description of Amendment

The amendment to the Purchase Plan approved by the Board of Directors and submitted for stockholder approval consists of an increase in number of shares of Common Stock reserved for issuance under the Purchase Plan by 200,000 shares from 1,940,000 shares to 2,140,000 shares. Over the last three years, the Company averaged issuing approximately 185,000 shares under the Purchase Plan, so with the 141,546 shares remaining available in the Purchase Plan as of July 20, 2009, these 200,000 additional shares should last between one and two years, although the length of time will vary depending upon the number of Company employees participating, their level of participation, and the market price of Company stock.

Description of the Purchase Plan

The purpose of the Purchase Plan is to attract and retain the best available personnel, to provide additional incentives to the employees of the Company and its subsidiaries, to promote the success of the Company’s business and to enable the employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company on favorable terms through payroll deductions. Currently, 1,940,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. Upon stockholder approval of this proposal, an additional 200,000 shares will be reserved for issuance under the Purchase Plan, for an aggregate of 2,140,000 shares. As of July 20, 2009, 1,798,454 shares have been issued under the Purchase Plan and 141,546 shares remain available for purchase.

Administration

The Purchase Plan is administered by a committee formed by the Board of Directors pursuant to the Purchase Plan (the “Committee”). The Board has presently designated its Compensation Committee as the Committee. Members of the Committee are ineligible to participate under the Purchase Plan. All questions of interpretation of the Purchase Plan are determined in the sole discretion of the Committee, and its determinations are final and binding upon all participants.

Eligibility

Any person who is employed by the Company (or any of its majority-owned subsidiaries) at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan, provided that the employee is employed on the first day of an offering period, and subject to certain limitations imposed by section 423(b) of the Internal Revenue Code and any minimum waiting period set forth in administrative rules which the Committee may establish from time to time. Based upon the number of employees as of July 20, 2009, 99 employees are eligible to participate in the Purchase Plan.

Option Periods and Exercise Periods

The Committee implements the Purchase Plan by establishing option periods. An employee who is eligible to participate may enroll prior to the date on which an option period begins, by authorizing up to a maximum amount of payroll deductions for allocation to the Purchase Plan during the option period. Participants have the right to reduce or discontinue payroll deductions for allocation to the Purchase Plan during the option period but may not increase the amount so withheld other than with respect to commencement of a new option period, subject at all times to the maximum rate of deduction of 15% of eligible compensation. While the Committee may establish option periods of a duration of up to 27 months, and divide each option period into one or more exercise period, and may alter such option periods without stockholder approval, the Committee has to date established and maintained an option period of six months coincident with a six month exercise period. The date upon which shares are purchased under the plan is the last day of any such exercise period.

Payment of Purchase Price; Payroll Deductions

The payroll deductions accumulated during the option period under the Purchase Plan are set aside for the purchase of shares. The deductions may not exceed 15% of a participant’s eligible compensation during the option period. Eligible compensation is interpreted to mean total compensation, including bonuses and commissions, but excluding special payments (such as moving expenses) and income with respect to stock options or other stock purchases. Payroll deductions generally commence on the first payday following the beginning of the option period, and continue at the same rate until the last payday during the option period, unless sooner terminated or reduced by the participant, as provided in the Purchase Plan and subject to administrative rules or restrictions which the Committee may impose.

Purchase Price

The purchase price per share at which shares are sold under the Purchase Plan is 85% of the lower of the fair market value of the Common Stock (a) on the date an option is granted or (b) on the date of purchase. The determination of the fair market value of the Common Stock on a grant date or purchase date is based upon the closing price listed on the Nasdaq Global Market System as of the valuation date or the immediately preceding trading day, if the applicable valuation date is not a trading day.

Purchase of Stock; Exercise of Option

The maximum number of shares placed under option to a participant in an offering is that number determined by dividing the amount of the participant’s total payroll deductions which are accumulated during the offering period (not to exceed an amount equal to 15% of the participant’s actual eligible compensation during the offering period) by the purchase price determined as described above, subject to the further limitations that an employee may not accrue rights to purchase shares under the Purchase Plan at a rate which exceeds rights to purchase stock having a fair market value of $25,000.00 (determined at the time the option is granted) for any calendar year in which an option is outstanding at any time, and the maximum shares subject to any option in any one calendar year may not exceed 10,000, and the number of shares subject to any option granted to an employee may not exceed the maximum number of shares set by the Committee prior to the beginning of the offering period.

Participation

Because the decision of whether to enroll in the Purchase Plan and how much pay to have withheld is an individual decision to be made by each employee, awards under the Purchase Plan for the current year are indeterminable. Future purchase prices under the Purchase Plan are also indeterminable because they will be based upon the fair market value of the Common Stock on the date of enrollment or purchase. During the fiscal year ended March 31, 2009, the following persons or groups purchased shares of Common Stock under the Purchase Plan as follows, at a price per share determined as described above of $2.55 or $1.81:

Name	Position	Number of Shares
Robert V. Dickinson	President, Chief Executive Officer and Director	0
Kevin Berry	Chief Financial Officer	0
Kyle D. Baker	Vice President, Marketing	0
Daniel Hauck	Vice President, Sales	0
Juergen Lutz	Vice President, Engineering	0
Manuel Mere	Vice President, Operations and Information Systems	0
All current executive officers as a group (6 persons)		0
All current non-employee directors as a group (6 persons)		0
All employees, excluding all current executive officers		250,745

Withdrawal

A participant may terminate his or her interest in a given offering in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan, at any time prior to the end of the applicable exercise period. The failure to remain in the continuous employ of the Company for at least 20 hours per week during an offering period will be deemed to be a withdrawal from the offering. In the event of withdrawal, the accumulated payroll deductions will be returned to a participant without interest.

Capital Changes

The Committee will make appropriate adjustments to the number of shares subject to purchase under the Purchase Plan and the purchase price per share in the event any change is made in the Company’s capitalization, such as a stock split or stock dividend, which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company.

Non-Assignability

No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason. Any attempt to do so other than as permitted by the Internal Revenue Code will be treated by the Company as an election to withdraw from the Purchase Plan.

Amendment and Termination of the Plan

The Board of Directors may at any time amend or terminate the Purchase Plan, provided that no amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company which would increase the number of shares reserved under the plan, materially modify the eligibility requirements or materially increase the benefits that may accrue under the Purchase Plan, reduce the purchase price determined as provided above (except in the case of a capital change as described above), or extend the Purchase Plan beyond August 7, 2013, unless earlier terminated by the Board of Directors.

Federal Tax Information

The following is only a summary of the effect of federal income taxation upon the participant and the Company with respect to shares purchased under the Purchase Plan and does not purport to be complete. The following does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside.

The Purchase Plan and the rights of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will be subject to tax in an amount depending in part upon the holding period. If the shares are disposed of by the participant more than two years after the date of option grant (the beginning of the option period) and more than one year after the date of option exercise (the date on which the shares were purchased by the participant), then the participant will recognize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of the disposition over the option price or (b) the excess of the fair market value of the shares at the time the option was granted over the option price (which option price will be computed as of the grant date). Any further gain will be long-term capital gain. If the participant disposes of the shares within two years after the date of option grant or one year after the date of option exercise (a disqualifying disposition), then the participant will be taxed in the same manner as holders of nonstatutory options. The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant, except to the extent of ordinary income reported by participants upon a disqualifying disposition of shares.

New Plan Benefit

No current non-employee directors will receive any benefit under the Purchase Plan. The benefits that will be received under the Purchase Plan by the Company’s current executive officers and by all eligible employees are not currently determinable.

Required Vote

Approval of the amendment to the Purchase Plan requires the affirmative vote of a majority of the shares voting on this Proposal 3. In determining whether this Proposal 3 has been approved, abstentions and broker non-votes are not counted as votes for or against this proposal or in the calculation of total votes cast.

III.    MANAGEMENT AND SECURITY OWNERSHIP OF MANAGEMENT

AND PRINCIPAL STOCKHOLDERS

Directors and Executive Officers of the Registrant

The following table sets forth certain information concerning the Company’s current directors and executive officers as of July 20, 2009. For information regarding our Directors’ principal occupations and directorships, please see Proposal No. 1 above.

Name	Age	Position
Robert V. Dickinson	67	President, Chief Executive Officer and Director

Kevin J. Berry	59	Chief Financial Officer

Kyle D. Baker	45	Vice President, Marketing

Daniel Hauck	54	Vice President, Sales

Juergen Lutz	50	Vice President, Engineering

Manuel H. Mere	64	Vice President, Operations and Information Systems

Wade Meyercord(1), (2), (3)	68	Chairman of the Board

Jon S. Castor(4)	57	Director

Dr. Edward C. Ross(1), (3)	67	Director

Dr. David W. Sear(3)	64	Director

Dr. John L. Sprague(1), (2)	79	Director

David L. Wittrock(2)	55	Director

(1)	Member of Compensation Committee
(2)	Member of Audit Committee
(3)	Member of Nominating and Corporate Governance Committee
(4)	Mr. Castor was appointed a member of the Board of Directors effective July 7, 2009. During his orientation period he is not serving on a Board committee. It is anticipated that he will be appointed to serve on one or more Board committees following the Annual Meeting.

Robert V. Dickinson has been President, Chief Executive Officer, and a member of our Board of Directors since April 2001. From August 1999 to April 2001, he was Vice President and General Manager of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer, where, starting in 1992, he served in several other senior executive roles including President of its Japanese subsidiary. Previously, he held senior management positions at Western Digital Corporation, a semiconductor and disk drive manufacturer, from 1988 to 1992, following its acquisition of Verticom, Inc., where he served as President and Chief Executive Officer from 1987 to 1988. Mr. Dickinson also served as a Director of Transmeta Corporation, a semiconductor company, from May 2005 though its acquisition by Novafora in January, 2009.

Kevin J. Berry has been our Chief Financial Officer (on either an interim or regular basis) since March 2006. From January 2005, through July 2006, Mr. Berry served as consulting CFO for multiple technology companies. Previously, from May 2000 through January 2005, Mr. Berry was Vice President, Finance, and CFO for SteelEye Technology, a privately held business software company. Previously, he has served as Vice President, Finance, and CFO for ConnectInc.com and Award Software International, where he led its IPO.

Kyle D. Baker has been our Vice President, Marketing since August 2001. Previously, he was Vice President of Marketing of the Optical Storage Division of Cirrus Logic, Inc., a semiconductor manufacturer, from January 2001 to August 2001 and was Senior Director of Marketing at Candescent Technologies, a flat panel display company, from 1998 to January 2001. He also held a number of other marketing management positions with Cirrus Logic from 1994 through 1998. Prior to Cirrus Logic, he served in marketing and sales management roles at Western Digital and Proctor & Gamble.

Daniel Hauck has been our Vice President, Sales since February 2008. Prior to CMD, he was a vice president of worldwide sales, at Catalyst Semiconductor from January 2007 to February 2008, Leadis Technology from January 2004 to October 2006, Amphion Semiconductor from February 2002 to December 2003, BOPS and Neomagic. His early sales management experience was at Cirrus Logic over a nine year period.

Juergen Lutz has been our Vice President, Engineering since July 2005. Prior to CMD, Mr. Lutz served as Vice President, Integrated Circuit Engineering for Cirrus Logic Inc., a semiconductor manufacturer, from 1994 through June 2005 where he was responsible for all mixed signal product developments of the company, including audio DSP and ARM based SoC processors. He also had a brief stint as Vice President of Engineering at Alien Technology, an RFID semiconductor company for supply chain management, from June, 2005, through July 2005. Prior to Cirrus Logic he also worked with Micronas, LSI Logic and AT&T Bell Labs.

Manuel H. Mere has been our Vice President, Operations and Information Technology since March 2006. Previously, he was our Vice President, Supply Chain Management since February 2002, and our Vice President and General Manger, Milpitas starting in January 1998. Prior to that, he was Vice President, Operations, at Silicon Storage Technology; our Vice President of Thin Film Operations; Vice President of Manufacturing for Cypress Semiconductor for its San Jose, California plant and subsequently for its Bangkok, Thailand plant; and Vice President of Operations for Xicor. Prior to Xicor he held engineering management positions at IBM, National Semiconductor and Harris Semiconductor. Mr. Mere is a member of the Technical Advisory Board for Si Test Solutions Ltd.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Common Stock as of July 20, 2009, by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of the Company’s Common Stock; (ii) each of the Company’s directors; (iii) the Named Executive Officers (as defined below under “Executive Compensation”); and (iv) all directors and executive officers as a group. Except as otherwise noted and subject to community property laws, the persons or entities in this table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them. Also except as otherwise noted, the address of each such person or entity is 490 North McCarthy Boulevard, #100, Milpitas, California 95035. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by each person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of July 20, 2009, are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The number of Company shares outstanding as of July 20, 2009, was 22,917,914.

Beneficial Owner(1)	Shares Beneficially Owned	Percent
GAMCO Investors(2) One Corporate Center RYE, New York, NY 10580-1434	2,184,950	9.53%
Dialectic Capital Management, LLC(3) 153 East 53rd Street, 29th Floor New York, NY 10022	2,006,000	8.75%
Dimensional Fund Advisors(4) 1299 Ocean Avenue Santa Monica, CA 90401	1,727,965	7.54%
T. Rowe Price Associates, Inc.(5) P.O. Box 17630 Baltimore, MD 21297-1630	1,669,900	7.29%
RiverSource Investments LLC(6) 50210 Ameriprise Financial Center Minneapolis, MN 55474	1,155,300	5.04%
Robert V. Dickinson(7)	929,812	3.90%
Kevin J. Berry(8)	179,750	*
Kyle D. Baker(9)	338,775	1.46%
Daniel Hauck(10)	56,250	*
Juergen Lutz(11)	225,000	*
Manuel Mere(12)	238,402	1.03%
Wade F. Meyercord(13)	113,950	*
Jon S. Castor	0	*
Dr. Edward C. Ross(14)	61,000	*
Dr. David W. Sear(15)	59,500	*
Dr. John L. Sprague(16)	90,500	*
David L. Wittrock(17)	53,500	*
Directors and Executive Officers as a group (12 persons)(18)	2,346,439	9.29%

*	Less than 1%.
(1)	Except as noted below, based solely upon information furnished by such individuals or contained in filings made by such beneficial owners with the Securities and Exchange Commission.
(2)

Information based on a Form 13D filed with the SEC on March 25, 2009, as amended on June 2, 2009, by Mario Gabelli (“Gabelli”), Gabelli Funds, LLC (“G Funds”), Teton Advisors, Inc. (“Teton”), and GAMCO Asset Management Inc. (“Gamco”) and on a Form 13F-HR filed with the SEC by Gamco et al. on May 15, 2009 for its holdings as of March 31, 2009. Gamco has the sole dispositive power over 1,199,300 of these shares and sole voting power over 1,074,300 of these shares. G Funds has sole dispositive and voting power over 660,000 of these shares, and Teton has sole dispositive and voting power over 325,650 of these shares. Gabelli is deemed to have beneficial ownership over the shares beneficially owned by Gamco, Teton and G Funds.
(3)	Information based on a Form 13D/A filed with the SEC by Dialectic Capital Management, LLC (“Dialectic”), John and Luke Fichthorn (the “Fichthorns”), and other persons on March 6, 2009, as updated by a Form 13-HR/A filed by Dialectic on May 20, 2009, for its holdings as of March 31, 2009. In the Form 13D/A it was indicated that Dialectic and the Fichthorns had shared voting and dispositive power over all 2,006,000 of the shares beneficially owned by Dialectic while in the Form 13F-HR/A it was indicated that Dialectic has sole voting and dispositive power over 1,079,555 of these shares and an associated investment manager, Dialectic Antithesis Offshore, Ltd., has shared voting power over 926,445 of these shares. The Fichthorns disclaim beneficial ownership in these shares except to the extent of their pecuniary interest in Dialectic.
(4)	Information based on a Form 13G filed with the SEC on February 9, 2009, by Dimensional Fund Advisors LP (“Dimensional”), a registered investment advisor, which serves as an institutional investment advisor or manager to various investment funds as updated by a Form 13F-HR filed with the SEC on May 8, 2009, by Dimensional for its holdings as of March 31, 2009. The filings indicated that Dimensional had dispositive authority over 1,727,965 shares along with Dimensional Fund Advisors Ltd., also a registered investment advisor, and that Dimensional had sole voting authority over 1,697,365 shares. Dimensional disclaims beneficial ownership of these shares.
(5)	Information based on a Schedule 13G/A filed with the SEC by T. Rowe Price Associates, Inc. (“T. Rowe Price Associates”) and T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Price Fund”) on February 12, 2009, as updated by Schedule 13F-HR filed with the SEC by T. Rowe Price Associates on May 14, 2009, for its holdings as of March 31, 2009. T. Rowe Price Associates, which serves as investment adviser, has the power to direct investments and/or sole power to vote the shares owned by T. Rowe Price Fund, as well as shares owned by certain other individual and institutional investors. T. Rowe Price Fund has sole voting power over 1,600,000 of these shares and T. Rowe Price Associates has sole voting power of 69,900 of these shares and sole dispositive power over all 1,669,900 of these shares. For purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates may be deemed to be the beneficial owner of these 1,669,900 shares, including the shares owned by T. Rowe Price Fund, of which T. Rowe Price Associates expressly disclaims beneficial ownership. T. Rowe Price Associates is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company.
(6)	Information based on a Schedule 13F-HR filed with the SEC on May 12, 2009 for its holdings as of March 31, 2009, by Ameriprise Financial, Inc., with RiverSource Investments LLC as an included fund manager on the filing. The filing stated that there was sole dispositive authority over all 1,155,300 of these shares and voting power over none of these shares.
(7)	Consists of 22,000 shares held by The Dickinson Family 1984 Trust, for which Mr. and Mrs. Dickinson are trustees, and 907,812 shares subject to options exercisable within 60 days of July 20, 2009.
(8)	Includes 173,750 shares subject to options exercisable within 60 days of July 20, 2009.
(9)	Includes 336,775 shares subject to options exercisable within 60 days of July 20, 2009.
(10)	Includes 56,250 shares subject to options exercisable within 60 days of July 20, 2009.
(11)	Includes 225,000 shares subject to options exercisable within 60 days of July 20, 2009.
(12)	Includes 235,150 shares subject to options exercisable within 60 days of July 20, 2009.
(13)	Includes 82,500 shares subject to options exercisable within 60 days of July 20, 2009.
(14)	Includes 57,500 shares subject to options exercisable within 60 days of July 20, 2009.
(15)	Includes 57,500 shares subject to options exercisable within 60 days of July 20, 2009.
(16)	Includes 82,500 shares subject to options exercisable within 60 days of July 20, 2009.
(17)	Includes 43,500 shares subject to options exercisable within 60 days of July 20, 2009.
(18)	Includes 2,258,237 shares subject to options exercisable within 60 days of July 20, 2009.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all our officers, directors, and greater than ten percent stockholders complied with all Section 16(a) filing requirements applicable to them.

IV.    CORPORATE GOVERNANCE—OFFICERS AND DIRECTORS

Director Independence

The Board has determined that all of our Board members, except Mr. Dickinson, are “independent” as defined by applicable listing standards of The Nasdaq Stock Market and SEC rules.

Audit Committee Financial Expert

The Board has determined that each of David L. Wittrock, Wade F. Meyercord and Dr. John L. Sprague is an “audit committee financial expert” for purposes of the SEC’s rules.

Board Meetings and Committees

During fiscal 2009, the Board of Directors of the Company had an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The Audit Committee consists of David L. Wittrock (Chairman), Wade F. Meyercord and Dr. John L. Sprague. On behalf of the Board of Directors, the Audit Committee generally oversees the integrity and quality of the Company’s financial accounting and reporting practices and its system of internal accounting controls. Other specific duties and responsibilities are to retain the Company’s independent accountants, review the arrangements for and scope of the audit by the Company’s independent accountants, approve all audit and non-audit services, monitor the independent accountant’s independence, meet with the independent accountants and management to discuss and review the Company’s financial statements, internal controls, and auditing, accounting and financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The responsibilities of the Audit Committee are more fully described in the Audit Committee’s written charter, a copy of which is available on the Company’s website, www.cmd.com. The Audit Committee held ten meetings during fiscal 2009.

The Compensation Committee’s principal functions are to recommend to the independent Board members the compensation of our Chief Executive Officer, to set the compensation of other executive officers of the Company considering the recommendation of our Chief Executive Officer, to oversee the administration of the Company’s employee equity plans, and to perform such other duties regarding compensation for employees and consultants as the Board may delegate from time to time. The Compensation Committee serves as the administrative committee for the Purchase Plan and the 2009 Omnibus Incentive Compensation Plan (the “2004 Plan”). In addition, the Committee reviews and approves recommendations regarding changes in compensation of non-employee directors. See also “Compensation Committee Report” below on page 26. The Compensation Committee currently consists of Dr. John L. Sprague (Chairman), Wade F. Meyercord and Dr. Edward C. Ross. The Compensation Committee held nine meetings during fiscal 2009. The Compensation Committee has a written charter that has been approved by the Board of Directors, a copy of which is available on the Company’s website, www.cmd.com.

The Nominating and Corporate Governance Committee’s principal functions are to oversee corporate governance and to recommend nominees for election to the Board and for service on the Board’s committees. The Nominating and Corporate Governance Committee is also charged to conduct or oversee the Board’s self assessment, which is typically conducted annually. The Nominating and Corporate Governance Committee consists of Wade F. Meyercord (Chairman), Dr. Edward C. Ross and Dr. David W. Sear, all of whom are independent as defined in rules of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee held four meetings during fiscal 2009. The Nominating and Corporate Governance Committee has a

written charter that has been approved by the Board of Directors, a copy of which his available on the Company’s website, www.cmd.com.

During fiscal 2009, the Board of Directors held a total of ten meetings. All directors attended at least 75% of the meetings of the Board of Directors and of the committees on which such directors serve. The independent directors regularly meet in executive session without management present following board meetings and additionally held four meetings.

Director Nominations

The Board of Directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board of Directors for nomination or election.

The Board of Directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, high personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and preferably multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for the CEO to participate as a member of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the Director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the board or other event, the Nominating and Corporate Governance Committee will consider various candidates for Board membership, including those suggested by the Nominating and Corporate Governance Committee members, by other Board members, by any executive search firm engaged by the Nominating and Corporate Governance Committee and by stockholders. Once identified, candidates are initially interviewed by the Chairman of the Nominating and Corporate Governance Committee and our Chief Executive Officer, and then by all members of the Nominating and Corporate Governance Committee and at least one additional officer of the Company and the Chairman of the Board.

The Nominating and Corporate Governance Committee will consider nominees proposed timely by the stockholders based on the same criteria it uses for all director candidates. Any stockholder who wishes to recommend a prospective nominee for the Board of Directors for the Nominating Committee’s consideration may do so by giving the candidate’s name and qualifications in writing to the Secretary of the Company, 490 North McCarthy Boulevard, #100, Milpitas, CA 95035. See “General Information – Procedure for Director Nominations by Stockholders.”

This year, the Nominating and Corporate Governance Committee decided to expand the size of the board by one member, from six to seven, and to recruit a new Board member. The Nominating and Corporate Governance Committee felt that the Board would benefit from a new member with a fresh perspective and with deep background in corporate strategy to help the Board deal effectively with the challenges and capitalize on the opportunities facing the Company in the current environment. The Nominating and Corporate Governance Committee retained Heidrick & Struggles, an executive search firm, to assist with the search and recruiting. Using the specifications set by the Nominating and Corporate Governance Committee, Heidrick & Struggles conducted a national search for candidates with the particular skills and experience that would assist the Company in achieving its next stage of development. This search yielded several candidates who went through various of the interviews described above. Of these candidates, the Nominating and Corporate Governance Committee determined that Jon S. Castor not only possessed the particular talents, experience, industry background, and other qualifications set forth in the specifications, but also was someone who would work effectively with the other board members and who could have a meaningful positive impact.

A Company institutional stockholder, Dialectic, had provided the Company with notice in March, 2009, that it intended to nominate four persons for director at the Annual Meeting, with the notice including certain of their relevant recent business experience. The Nominating and Corporate Governance Committee requested to interview these four persons but was refused permission by counsel to Dialectic. As a result, the Nominating and Corporate Governance Committee was not able to ascertain important attributes and qualities of these four persons regarding their qualifications, how they might impact the current board dynamics, and whether their vision for the Company was limited to the agenda urged by Dialectic to the Company’s board of directors on December 31, 2008, to pay a substantial cash dividend and sell the Company. Based on the information available to the Nominating and Corporate Governance Committee, including the limited information provided by Dialectic, the information available from public records and in the public domain, and the knowledge obtained from Company directors who collectively personally know all four of these persons, the Nominating and Corporate Governance Committee determined that Mr. Castor was a superior candidate to these four persons submitted by Dialectic. As a result, the Nominating and Corporate Governance Committee selected Mr. Castor to be a director and he was so appointed effective July 7, 2009. Furthermore, the Nominating and Corporate Governance Committee determined to include Mr. Castor and the other six incumbent Company directors in the management slate for election at the Annual Meeting rather than any of Dialectic’s nominees because of similar factors such as their industry experience, public board experience, knowledge of the Company’s business, education and experience in functional areas such as finance, marketing, or corporate strategy, and effectiveness as board members relative to the Dialectic nominees and the inability to interview the Dialectic nominees and therefore ascertain their non-public attributes and qualities and their vision for the Company.

Board of Directors Interaction with Stockholders

The Company provides for a process for stockholders to communicate with the Board. Stockholders may send written communications to the attention of the Board, specific Board member or committee, in care of California Micro Devices Corporation, Attention: Kevin J. Berry, 490 North McCarthy Blvd., #100, Milpitas, California 95035. You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. Mr. Berry will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board based on the subject matter.

Certain Relationship and Related Transactions

The Company’s Code of Business Conduct and Ethics requires disclosure to the Chief Financial or Executive Officer of any proposed transaction in which a related person, such as an employee, officer, director, or 5% stockholder, or their immediate family members, has a material interest. If such proposed transaction is material to the Company then the Audit Committee would determine whether to authorize the transaction taking into account such factors as the nature of the proposed transaction and the related person’s interest and whether the transaction is just and reasonable as to the Company. For the most significant transactions, for example those involving more than $120,000 and involving an executive officer or board member, then the full Board of Directors would make this determination rather than the Audit Committee. The Audit Committee or Board of Directors, as the case may be, may determine to ratify interested person transactions that have already been undertaken.

Board Attendance at Annual Meetings

Although the Company does not have a formal policy regarding Board attendance at annual meetings of stockholders, all Board members are expected to attend. All members of the Board attended the 2008 annual meeting that was held on August 21, 2008.

Director Compensation

Directors who are employees of the Company do not receive any fees for their service on the Board of Directors or any committee. After the August, 2008 annual stockholders meeting, the compensation of non-employee directors was adjusted to be as follows.

All non-employee directors receive an annual retainer of $25,000 and are reimbursed for their out-of-pocket expenses. In addition, the Chairman of the Board receives an annual retainer of $40,000 and all outside directors receive an annual retainer for serving on a committee or as committee chairman as shown below. All annual retainers are payable in quarterly installments at the end of each fiscal quarter. There are no longer board and board committee meeting attendance fees although the board could approve meeting fees on a case by case basis in the future if the board or a committee of the board was required to have an unusually large number of meetings due to then extant circumstances.

Audit Committee: Chairman—$15,000 and Member—$7,500

Compensation Committee: Chairman—$6,000 and Member—$3,000

Nominating and Corporate Governance: Chairman—$5,000 and Member—$2,000

The non-employee directors are entitled to stock option grants under the provisions of the 2004 Plan. The 2004 Plan is designed to automatically grant options to non-employee directors. A director joining the Board for the first time receives an option for 20,000 shares. Each director who has served at least six months and is reelected at an annual stockholders meeting receives an option for 10,000 shares immediately after that annual meeting. Each 20,000 share option vests as to one-fourth of the shares at the end of the fourth full calendar quarter following the date the option was granted, and as to one-sixteenth of the shares at the end of each of the next twelve full calendar quarters thereafter. Each 10,000 share option vests one-twelfth on the date of grant and one-twelfth on each of the next eleven monthly anniversaries of the date of grant. The vesting of all non-employee director options accelerates so that they become exercisable in full upon a change of control. The exercise price for non-statutory options granted to non-employee directors under the 2004 Plan is the fair market value of a share of the Company’s Common Stock on the date of grant and the term of such options is ten years. In July, 2009, the Board amended the vesting for options granted to a newly-appointed director to provide that if a newly-appointed director stands for election but is not elected to the Board prior to the vesting of the first tranche of the director’s option, that tranche would be accelerated and vest in full.

The Compensation Committee, conferring with the Company’s executive officers, selected this director compensation program after considering factors such as the role, time commitment and qualifications of the Company’s directors and analyzing director compensation policies of reasonably comparable companies. The Compensation Committee does not delegate any of its authority as to determining director compensation, and no compensation consultants are used, although Mr. Meyercord, Chairman of the Board and a member of the Compensation Committee, and a consultant on public company director and officer compensation, provided input to the other Compensation Committee members on director compensation of reasonably comparable companies based on his consulting background and experience.

Fiscal 2009 Non-Executive Director Compensation Table

The following chart shows the compensation in fiscal year 2009 earned by or paid to each non-employee director for their service.

Fiscal 2009 Non-Executive Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)(4)	All Other Compensation		Total ($)
Wade Meyercord	80,174	31,768	—		111,942
Dr. Edward C. Ross	25,457	31,768	—		57,225
Dr. David W. Sear	25,830	31,768	23,114	(5)	80,712
Dr. John L. Sprague	34,261	31,768	—		66,029
David L. Wittrock	35,957	31,768	—		67,725

(1)	The amounts listed under “Fees Earned or Paid in Cash” are based on fees earned or actual payments made to our non-employee directors during fiscal 2009. In August, 2008, on a go-forward basis such amounts were altered to include the standard Board retainer fee of $25,000 per year; a committee chair fee of $15,000 for chairing the Audit Committee, $6,000 for chairing the Compensation Committee, and $5,000 for chairing the Nominating and Corporate Governance Committee; a committee member fee of $7,500 for the Audit Committee, $3,000 for the Compensation Committee, and $2,000 for the Nominating and Corporate Governance Committee; and an annual retainer for the Chairman of the Board of $40,000. As a result of lower fees through August, 2008, the fees earned or paid during fiscal 2009 are between approximately 1% and 20% less for each director than these go-forward amounts approved in August, 2008.
(2)	Amounts in this column represent the compensation cost of stock option awards granted in fiscal year 2009 and prior years recognized for financial statement reporting purposes for fiscal year 2009 calculated in accordance with Statement of Financial Accounting Standards No. 123R, “Share-based Payments,” or “SFAS 123R”. In our calculations per SFAS 123R we used the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009.
(3)	Each director was granted 10,000 options under the 2004 Plan on August 21, 2008. The grant date fair value of each option computed in accordance with SFAS 123R is $1.55 per share under option or $15,500 per option grant. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when a stock option is exercised.
(4)	The numbers of options held at fiscal year end by the directors are as follows: Mr. Meyercord—90,000; Dr. Ross—65,000; Dr. Sear—65,000; Dr. Sprague—90,000; and Mr. Wittrock—51,000.
(5)	Consulting fee for investigating potential new business opportunities.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee of the Company’s Board of Directors is a former or current officer or employee of the Company or any of its subsidiaries. Currently, no executive officer of the Company or any member of the Compensation Committee of the Company’s Board of Directors has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Code of Ethics and Business Conduct

The Company has adopted a code of ethics and business conduct that applies to all employees. A copy of the code of ethics is available, free of charge, at our website at www.cmd.com.

Employment Contracts, and Termination of Employment and Change-in-Control Arrangements

Our executive officers typically joined the Company under the terms of offer letters which specified that their employment was at will and which detailed their compensation, including initial stock option grants. In some instances there were provisions that dealt with severance and/or option acceleration in the event of a change of control. All of the offer letter provisions regarding severance or option agreements have been replaced by new agreements described below under “Executive Compensation—Severance Contracts and Change of Control Agreements”. Like all of our employees, our executive officers are parties to an Employment, Confidentiality, and Intellectual Property Agreement with the Company providing for their employment to be at will, for them not to disclose our confidential information to third parties or to use it other than for the benefit of the Company, and for them to assign inventions they make to the Company.

Audit Committee Report

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Audit Committee Report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

The Audit Committee is composed of three directors, each of whom qualifies as “independent” under the current listing requirements of NASDAQ and each of whom is an “audit committee financial expert” for purposes of the SEC’s rules. The current members of the Audit Committee are David L. Wittrock (Chairman), and Wade F. Meyercord and Dr. John L. Sprague. The Audit Committee acts pursuant to a written charter that was adopted by the Board of Directors in May, 2006.

On behalf of the Board of Directors, the Audit Committee retains the Company’s independent accountants, reviews the arrangements for and scope of the audit by the Company’s independent accountants and their independence, and oversees generally the integrity and quality of the Company’s financial accounting and reporting practices and its system of internal accounting controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

In this context, the Audit Committee has met and held discussions with management and the independent accountants, both separately and together, including to discuss with the independent accountants the overall scope and plans for their respective audits. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the financial statements and critical accounting policies with management and the independent accountants. The Audit Committee discussed with the independent accountants the results of their examinations, their evaluations of the Company’s internal control, the overall quality of the Company’s financial reporting, and matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards) as modified or supplemented, including the auditor’s judgments about the quality, as well as the acceptability, of the Company’s accounting principles as applied in the financial reporting, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Company’s independent accountants also provided to the Audit Committee the written disclosures and letter required from the independent accountants by Rule 3526, “Communication with Audit Committee Concerning Independence”, of the Public Company Accounting Oversight Board, as may be modified or supplemented, and the Audit Committee discussed with the independent accountants that firm’s independence from management and the Company, including the matters in such written disclosures and letter.

Based on the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representations of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2009, for filing with the SEC. The Audit Committee and the Board of Directors have also approved, subject to stockholder ratification, the selection of the Company’s independent accountants.

AUDIT COMMITTEE

David L. Wittrock, Chairman

Wade F. Meyercord

Dr. John L. Sprague

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of March 31, 2009, including the 2004 Omnibus Incentive Compensation Plan, the 1995 Employee Stock Option Plan, the 1995 Non-Employee Directors’ Stock Option Plan, and the 1995 Employee Stock Purchase Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	4,886,728	$4.97	1,165,498
Equity compensation plans not approved by security holders(2)	526,000	$5.60	—

Total	5,412,728	$5.03	1,165,498

(1)	The number of securities available for future issuance as of March 31, 2009 included 266,265 shares of Common Stock available for issuance under our 1995 Employee Stock Purchase Plan, 890,233 shares under our 2004 Omnibus Incentive Compensation Plan and 9,000 shares under the UK Subplan of our 1995 Employee Stock Option Plan. See Note 13 of Notes to Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 for a description of our equity compensation plans.
(2)	Includes options to purchase 500,000 shares of Common Stock granted to executive officers upon their joining the Company and options to purchase 26,000 shares of Common Stock granted to a former employee of Arques Technology. See Note 13 of Notes to Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 for a description of our equity compensation plans that do not require the approval of, and have not been approved by, our stockholders.

V.    EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy.    In structuring the Company’s compensation programs for its “named executive officers”, as defined on page 27 immediately preceding the Summary Compensation Table, the Compensation Committee’s goals and objectives are to align the compensation of the named executive officers with the Company’s business objectives and performance and to attract, retain and reward executive officers who contribute to the long-term success of the Company and help increase stockholder value. Consistent with these goals, the Company’s compensation programs include a mix of salary, bonus, and stock options. Base salary is intended to provide assured cash compensation. Bonus is intended to provide cash compensation linked to Company short-term performance. Stock options are used primarily to link executive incentives and the creation of stockholder value. While equity and cash compensation are considered independently of the one another so that the decision as to each type of compensation does not affect the decision as to the other type, the bonus plan is designed such that bonuses when combined with salaries create total cash compensation which is comparable to the average cash compensation of the surveyed companies against which the Company competes in hiring and retaining executive officers and other key employees. The Company utilizes a similar compensation program for its other key exempt employees. The Compensation Committee does not delegate any of its authority as to determining compensation and no compensation consultants are used, but for fiscal 2007-2009, both the Compensation Committee and the CEO referred to surveys of comparably sized semiconductor companies such as Radford Associates (the Radford Executive Survey of public semiconductor companies with revenue under $200 million) as well as a survey prepared by Wade Meyercord, the Chairman of the Board and a member of the Compensation Committee, who is also a consultant on compensation of boards of directors and executive officers, to help benchmark salary and bonus compensation. The companies included in Mr. Meyercord’s most recent survey were Anadigics, Centillium, Communications, Echelon, ESS Technology, Exar, hi/fn, Leadis Technology, Microtune, MIPS Technologies, NetLogic Microsystems, Pericom Semiconductor, Pixelworks, PLX Technology, QuickLogic, SCM Microsystems, Sirenza Microdevices (since acquired by RF Microdevices), Supertex, Virage Logic, Voltera Semiconductor, and Zilog. In fiscal 2010, the Compensation Committee and the CEO did not refer to any compensation surveys but due to the economic downturn simply decided to freeze base salaries, make only minor modifications to the bonus plan to reflect the Company’s current challenges and objectives, and to make the same option grants as in fiscal 2009.

Base Salary.    The Committee annually reviews and recommends to the independent directors the CEO’s base salary, taking into account individual and corporate performance, level of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Committee annually discusses with the CEO his similar analysis of the base salary of the other executive officers in deciding whether to approve the CEO’s recommendation of the salaries of the other executive officers. Consistent with the Company’s current size, the Committee believes current executive salaries are comparable to the average salaries offered by competitive companies. For fiscal 2008, base salaries of the named executive officers increased approximately 3.5% except for an increase of approximately 7% in the base salary for one officer to make his base salary more comparable to the base salary of other named executive officers with similar levels of responsibility while for fiscal 2009, base salaries of the named executive officers did not increase except for an increase of approximately 2.2% in the base salary for that one officer for the same purpose. For fiscal 2010, base salaries of the named executive officers did not increase because of the economic downturn. The determination of annual salary is effective at the start of each fiscal year but sometimes is not made until during the first fiscal quarter.

Bonus.    The Company’s bonus plan for fiscal 2007 and 2008 provided for annual bonuses to be awarded to the CEO, other named executive officers, and most exempt employees other than the sales people (who participated instead in a commission plan) based on specific goals achieved by the Company and the level of contribution to achievement of the goals by the individual employee. Bonuses for a fiscal year were paid during the first fiscal quarter of the following year once the determination of their amounts was made based upon Company performance; there is no provision for recalculating them should there be a restatement of the Company’s financial statements. The Company’s bonus plan for fiscal 2009 and 2010 provides for quarterly bonuses to be awarded to all CEO and other named executive officers, and every employee (as sales commissions were phased out) based on specific goals achieved by the Company and the level of contribution to achievement of the goals by the individual employee. Bonuses for a fiscal quarter are paid during the first month of the following fiscal quarter once the determination of their amounts can be made based upon Company performance; there is no provision for recalculating them should there be a restatement of the Company’s financial statements. While the percentages may vary from year to year, for the CEO for fiscal 2007-2010, the target bonus is 60% of base salary while for the other named executive officers, the target bonus is 40% of base salary.

Bonus awards depend on the extent to which Company performance objectives are achieved. The Company’s performance objectives vary from year to year and include operating, strategic and financial goals considered critical to the Company’s short and long term goals. For fiscal 2007, the bonus was a function of 50% weight for revenue growth versus fiscal 2006 and 50% weight for gross margin percentage. For fiscal 2008, the bonus was a function of 35% weight for revenue growth versus fiscal 2007 for base products (excluding certain legacy and mature products); 35% weight for gross margin for base products (excluding certain legacy and mature products); and 30% weight for revenue of certain new non-base products. For fiscal 2009, the bonus was a function of 25% weight for the amount of revenue growth versus the prior quarter for base products (that is protection products, and excluding display controllers); 25% weight for display controller revenue versus target; 15% weight for overall gross margin; 15% weight for modified operating cash flow (pretax profit less interest income plus certain planned new product line R&D expense); and 20% weight for a portion determined at the discretion of the Board. For fiscal 2010, the bonus is to be a function of 25% weight for the amount of overall revenue growth versus the prior quarter; 25% weight for overall gross margin; 25% weight for operating cash flow (pretax profit less interest income); and 25% weight for a portion determined at the discretion of the Board, all as shown below:

Bonus Component	Minimum	Target	Maximum
Quarterly Revenue Growth	0%	5%	10%
Gross Margin	32%	37%	42%
Operating Cash Flow	$0	$500,000	$1,000,000
Discretionary	inapplicable	inapplicable	inapplicable

The potential bonus in fiscal 2007-2010 ranges from 0% to 200% of target depending upon Company performance relative to these two, three, five or four factors, respectively, provided that the total bonus payout to all executive officers and employees for fiscal 2007 and 2008 was not to exceed 20% of profit before tax excluding bonus expense, SFAS 123R expenses, and expenses associated the Company’s acquisition of Arques Technology and for each quarter during fiscal 2009 and 2010 may not exceed 24% of profit similarly calculated but for fiscal 2009 also excluding certain planned new product line R&D expense. Because these bonuses are tied to performance, reflecting significant growth and improvement over the prior year, the Committee believes that achievement of the bonus at a 100% payout level while possible is relatively unlikely. During fiscal 2007, 2008 and 2009, payout under the bonus plans was at approximately the 28%, 0% and 15% levels, respectively, for example except for Kevin Berry whose offer letter guaranteed him a fiscal 2007 payout of at least 50% of his target bonus and Daniel Hauck whose offer letter guaranteed him a payout of at least 50% of his target bonus for his first year of employment, one and one-half months of which was during fiscal 2008 and ten and one-half months of which was during fiscal 2009. The bonus plan for each fiscal year is typically put in place during the first fiscal quarter.

The bonus plan is formulaic and while the Board retains discretion to alter the formulae and payout, the Board would not do so absent exigent circumstances so discretionary alterations have not been made for the last several years. Thus, for the Company’s executive officers and key employees, a substantial portion of their cash compensation is linked to achievement of Company performance objectives.

Options.    The purpose of the Company’s stock option plan is to attract and retain talented executive and other participating employees and to align their personal financial interests with those of the Company’s stockholders. By historically granting options with an exercise price equal to market price of Company stock at the date of grant, the Company ensures that executive officers will not obtain value unless there is appreciation in the Company’s stock. By generally granting options with a term of ten years and which vest over a four-year period, the options are a retention tool. This approach is designed to focus key employees on sustainable growth of the Company and the creation of stockholder value over the long term.

Stock options are a major component of the compensation package of executive management. Executive officers are generally granted options at the first Compensation Committee meeting following commencement of employment, with annual supplemental options typically considered on or close to the date of the annual stockholders meeting. In addition, while the Committee retains the discretion to grant executive officers additional options at other times based upon superlative performance, the Committee has not done so for the past several years. In recommending individual stock options, the Committee considers individual performance, overall contribution to the Company, retention, the number of unvested stock options and the total number of stock options to be granted. The Committee also considers the scope of an officer’s responsibilities as compared to other officers and, as such, typically grants more options to its CEO than to the other named executive officers. The Committee does not consider SFAS 123(R) expense in determining option grants nor does the Committee consider salary or bonus or gains made from prior option exercises. In determining the size of the option pool for supplemental option grants in any given year, the Committee considers overall stockholder dilution and Company performance. The Committee is also considering other less dilutive equity incentives such as restricted stock and options with net exercise provisions. Executives generally are able to exercise their vested options at any time but may only sell the resulting stock during non-black-out periods or under a 10b5-1 plan. The Company has determined not to have any stock ownership requirement for its executive officers and directors.

Other.    Other elements of executive officer compensation consist of participation in the employee stock purchase plan and Company match under its 401(k) plan, both of which are available to employees on the same basis, and Company-paid premiums on life insurance and long-term disability policies. During fiscal 2008 and 2007, the Company also paid Juergen Lutz, Company Vice President of Engineering, $20,574 and $24,840, respectively to reimburse his relocation expenses from Austin, Texas which were grossed up by $6,965 and $21,105, respectively, to cover his income taxes on such reimbursement payments. Beginning in fiscal 2008, so that he is better able to purchase a home in Silicon Valley, the Company agreed to pay Mr. Lutz a bonus to the extent of any mortgage payment he makes on a Silicon Valley house he purchased during 2007, up to $3,500 per month. Mortgage reimbursement payments to Mr. Lutz totaled $42,000 and $18,067 during fiscal 2009 and 2008, respectively. Also during fiscal 2007, the Company paid a consulting fee of $75,840 to Kevin Berry, who as a consultant served as interim CFO from April 1, 2006, through July 9, 2006. In addition, the executive officers participate in Company-wide employee benefit plans such as the flexible-spending and health insurance plans.

Tax Considerations.    Cash payments, including salary, bonuses, and commissions, are taxed at ordinary income rates when actually or constructively received. The Company currently grants only non-statutory options. Upon grant, there is no tax consequence for the Company or the optionee. Upon any exercise, the employee is taxed at ordinary income rates and the Company receives a compensation expense deduction based on the spread between the then current fair market value of Company stock and the option exercise price. Upon any subsequent sale of the stock, the optionee is taxed at capital gains rates on any appreciation since the date of exercise, which capital gain or loss is short-term or long-term depending on whether the stock has been held for a year or more.

We generally intend to qualify executive compensation for deductibility without limitation under section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1 million per year. We do not expect that the non-exempt compensation paid or to be paid to any of our executive officers for fiscal 2007-2010 as calculated for purposes of section 162(m) will exceed the $1 million limit.

Severance and Change of Control Arrangements.    The Company has arrangements with all of its named executive officers to provide them with severance pay if they are terminated without cause or resign for good reason. In addition, if their employment is so terminated following a change of control, they receive accelerated vesting of a portion of their outstanding options. These arrangements are described above under “Executive Compensation—Severance Contracts and Change of Control Agreements”. The Committee believed that it was important to provide its named executive officers with the incentive to remain employed with the Company or its successor following a change in control so that the acquirer could transition appropriately and more readily obtain the full value of the Company’s assets which would benefit Company stockholders. Therefore, the Company did not grant benefits simply in the event of a change in control, although if the CEO and CFO is not the CEO or CFO of the resulting entity following the change in control, that person may resign and obtain these benefits.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The following report of the Compensation Committee does not constitute solicitation material, and shall not be deemed filed or incorporated by reference into any other filing by the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934.

The Compensation Committee has reviewed and discussed the above Compensation Discussion and Analysis with the Company’s management. Based on this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and proxy statement on Schedule 14A.

Respectfully submitted by the members of the Compensation Committee of the Board:

Dr. John L. Sprague, Chairman

Wade F. Meyercord

Dr. Edward C. Ross

Fiscal 2009, 2008 and 2007 Summary Compensation Table

The following table sets forth information regarding compensation earned for services rendered during fiscal 2009, 2008 and 2007 by our Chief Executive Officer, our Chief Financial Officer and our four other most highly compensated executive officers as of March 31, 2009, whom we refer to collectively as our “named executive officers”.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)		Non-Equity Incentive Plan Compensation ($)	Option Awards (1) ($)	All Other Compensation ($)		Total Compensation ($)
Robert V. Dickinson	2009	378,450		34,761	293,447	16,056	(2)	722,714
President and Chief	2008	378,451		0	296,292	17,508	(2)	692,251
Executive Officer	2007	363,800		61,405	334,938	17,364	(2)	777,507

Kevin Berry,	2009	238,915		14,630	106,347	8,822		368,715
Chief Financial Officer	2008	238,915		0	126,810	—		365,725
	2007	168,077	(3)	33,397	108,951	76,729	(3)	387,154

Kyle Baker	2009	238,915		14,630	121,777	7,980		383,302
VP Marketing	2008	238,915		0	123,816	7,715		370,446
	2007	230,000		25,882	141,981	7,864		405,727

Daniel Hauck	2009	230,885		40,338	105,704	5,731		382,658
VP Sales(4)	2008	30,077		6,014	13,314	204		49,610
	2007	—		—	—	—		—

Juergen Lutz	2009	238,915		14,630	141,059	51,439	(5)	446,043
VP Engineering	2008	238,915		0	147,396	53,603	(5)	439,914
	2007	231,889		25,994	182,085	62,790	(5)	502,758

Manuel Mere	2009	230,885		14,138	113,944	11,987		370,953
VP Operations and	2008	225,865		0	114,453	11,780		352,098
Information Systems	2007	210,808		23,630	125,145	11,490		371,073

(1)	Amounts in this column for a particular fiscal year represent the compensation cost of stock option awards granted during that fiscal year and in prior years recognized for financial statement reporting purposes during that fiscal year calculated in accordance with SFAS 123R. In our calculations per SFAS 123R, we used the Black-Scholes option pricing model which utilizes certain assumptions outlined in the footnotes to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2009.
(2)	This includes $8,649, $10,669 and $10,669 for fiscal 2009, 2008 and 2007, respectively, in life insurance premiums.
(3)	Kevin Berry served as consultant and interim CFO to the Company from March 16, 2006, through July 10, 2006, at which time he became our employee and CFO. His wages from July 11, 2006, through March 31, 2007, are shown under the column “Salary” for fiscal 2007 while his consulting fees from April 1, 2006, through July 10, 2006, of $75,840 are shown under the column “All Other Compensation” for fiscal 2007.
(4)	Daniel Hauck joined the company in February 2008.
(5)	For fiscal 2009, this includes $42,000 for reimbursement of mortgage expenses. For fiscal 2008, this includes $20,574 for reimbursement of mortgage expenses, $18,067 for reimbursement of relocation expenses, and $6,965 of gross-up of such relocation expense reimbursement for the officer’s payment of income taxes on such reimbursement. For fiscal 2007, this includes $24,840 for reimbursement of relocation expenses and $21,105 of gross-up of such reimbursement for the officer’s payment of income taxes on such reimbursement.

Fiscal Year 2009 Grants of Plan-Based Awards Table

The following table shows information regarding stock option awards we granted to the named executive officers during the fiscal year ended March 31, 2009. The options granted to our named executive officers in fiscal year 2009 were granted under our 2004 Plan.

Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)($)
Name		Threshold ($)	Target ($)	Maximum ($)
Robert V. Dickinson	8/21/2008	—	226,200	452,400	125,000	3.12	193,750
Kevin Berry	8/21/2008	—	95,200	190,400	50,000	3.12	77,500
Kyle Baker	8/21/2008	—	95,200	190,400	50,000	3.12	77,500
Daniel Hauck	8/21/2008	—	92,000	184,000	—	n/a	n/a
Juergen Lutz	8/21/2008	—	95,200	190,400	50,000	3.12	77,500
Manuel Mere	8/21/2008	—	92,000	184,000	50,000	3.12	77,500

(1)	Exercisable as to 25% of the underlying shares on the first anniversary of the grant date, with 6.25% vesting each additional three months thereafter over the following three years. The options have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(2)	The value of the option awards is based on the fair value as of the grant date of the award calculated in accordance with SFAS 123R. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when a stock option is exercised.

Outstanding Equity Awards At Fiscal Year-End 2009

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of March 31, 2009:

Outstanding Equity Awards At Fiscal Year-End 2009

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/Sh)	Option Expiration Date
Robert V. Dickinson	350,000	—	6.40	4/16/2011
President and Chief Executive Officer	70,312	—	5.00	8/7/2012
	150,000	—	5.95	8/12/2014
	131,250	18,750	6.64	8/25/2015
	78,125	46,875	4.37	8/23/2016
	46,875	78,125	3.70	8/24/2017
	—	125,000	3.12	8/21/2018

Kevin Berry	5,000	—	7.11	3/17/2016
Chief Financial Officer	109,375	65,625	3.67	7/10/2016
	18,751	31,249	3.70	8/24/2017
	—	50,000	3.12	8/21/2018

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/Sh)	Option Expiration Date

Kyle Baker	100,000	—	8.05	8/6/2011
VP Marketing	30,000	—	5.06	8/6/2012
	6,775	—	4.50	1/22/2013
	50,000	—	5.95	8/12/2014
	65,626	9,374	6.64	8/25/2015
	31,251	18,749	4.37	8/23/2016
	18,751	31,249	3.70	8/24/2017
	—	50,000	3.12	8/21/2018

Daniel Hauck	37,500	112,500	3.36	2/13/2018
VP Sales

Juergen Lutz	131,250	18,750	6.83	7/27/2015
VP Engineering	31,251	18,749	4.37	8/23/2016
	18,751	31,249	3.70	8/24/2017
	—	50,000	3.12	8/21/2018

Manuel Mere	25,000	—	12.50	11/2/2010
VP Operations and Information Systems	23,500	—	6.70	8/20/2011
	6,650	—	5.06	8/6/2012
	40,000	—	5.95	8/12/2014
	56,876	8,124	6.64	8/25/2015
	31,251	18,749	4.37	8/23/2016
	18,751	31,249	3.70	8/24/2017
	—	50,000	3.12	8/21/2018

(1)	All options listed in this table become exercisable as to 25% of the underlying shares on the first anniversary of the grant date, with 6.25% vesting each additional three months thereafter over the following three years. Subject to earlier termination in certain events relating to termination of employment, all of the options listed have a term of ten years, so their grant date is ten years prior to the expiration date shown in the far right column. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”

Fiscal Year 2009 Option Exercises and Stock Vested

During fiscal 2009, our named executive officers did not exercise any of their outstanding options.

Pension Benefits

None of our named executives participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to adopt qualified or non-qualified defined benefit plans if the Compensation Committee determines that doing so is in our best interests.

Nonqualified Deferred Compensation

None of our named executives participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Internal Revenue Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Severance Contracts and Change of Control Agreements

The Company has entered into agreements with its named executive officers to provide them in certain circumstances with severance pay and, in the event of a change of control, acceleration of the vesting of their stock options.

Under these agreements, the Company pays (or in the event of a change of control, the surviving company pays) the named executive officers severance pay of six months base salary, generally to be paid monthly, and COBRA benefits if they are terminated without cause or if they resign for good reason except that Mr. Berry would receive severance pay and COBRA benefits for nine months and Mr. Dickinson would receive severance pay and COBRA benefits for twelve months, unless there has been a change of control in which case these time periods would be doubled for all the named executive officers. In order to continue to receive the severance pay under the agreements, the officer must grant the Company a release, not compete with the Company and not solicit its employees while receiving severance, and assist in transitioning his duties.

Options are accelerated so that the officer receives an additional year of vesting (two years in the case of Mr. Dickinson) after a change of control in which their options are assumed in the event of a termination without cause or a resignation for good reason within the following twelve months. Option acceleration under the agreements also applies in certain instances in which the officer’s employment so ceases in advance, but within contemplation, of a change of control. In the event of option acceleration, the named executive officer has one year from employment termination to exercise his option rather than ninety (90) days.

Fiscal End 2009 Severance Benefits

The table below shows the value of these benefits were the named executive officers to have been terminated without cause or to have resigned with good reason on March 31, 2009, including if there had been a change of control or if there had not been a change in control on such date.

Fiscal End 2009 Severance Benefits

Name and Principal Position	Severance Pay, if no Change in Control ($)	COBRA benefits if no change in control (1) ($)	Total Benefit, if no change in control ($)	Severance Pay, if Change in Control ($)	COBRA benefits if change in control (1) ($)	Value of Option Acceleration if Change of Control (2)(($)	Total Benefit if change in control ($)
Robert V. Dickinson President and Chief Executive Officer	378,450	17,820	396,270	756,900	26,730	—	783,630

Kevin Berry, Chief Financial Officer	179,186	17,273	196,459	358,372	34,546	—	392,918

Kyle Baker VP Marketing	119,458	11,516	130,974	238,916	23,032	—	261,948

Daniel Hauck VP Sales	115,443	11,516	126,959	230,886	23,032	—	253,918

Juergen Lutz VP Engineering	119,458	3,425	122,883	238,916	6,850	—	245,766

Manuel Mere VP Operations and Information Systems	115,443	3,434	118,877	230,886	6,868	—	237,754

(1)	Calculated using the same assumptions used for financial reporting under generally accepted accounting principles.
(2)	Assumes that the price per share of the Company’s stock is the closing price of March 31, 2009, of $2.43 per share and that the accelerated options were exercised on that date. The value of option acceleration is zero because all of the options held by the executive officers had exercise prices in excess of $2.43.

VI.    ADDITIONAL INFORMATION CONCERNING PERSONS WHO MAY ASSIST IN THE SOLICITATION OF PROXIES BY THE COMPANY

Our Board of Directors and our named executive officers may assist the Company in soliciting proxies for the Annual Meeting. The name of each of these persons is listed in the section of the Proxy Statement entitled “Directors and Executive Officers of the Registrant”. To the extent these individuals assist in the Company’s solicitation of proxies, they are considered to be ‘participants’ under the rules of the Securities and Exchange Commission. We sometimes refer to these individuals as “Company Representatives” or a “Company Representative” in this section of the Proxy Statement.

The principal occupations and other information regarding the Company Representatives who are our directors and our director nominees are set forth in Proposal No. 1 under the section entitled “Election of Seven Directors”. The principal occupations of the Company Representatives who are executive officers are as set forth under the section entitled “Directors and Executive Officers of the Registrant”. The principal business address for each Company Representative is c/o the Company, 490 N. McCarthy Boulevard, Suite 100, Milpitas, California 90535.

The number of shares of the Company’s Common Stock directly or indirectly beneficially owned as of July 20, 2009 by each of the Company Representatives is set forth in the section of the Proxy Statement entitled “Security Ownership of Certain Beneficial Owners and Management”. Except as disclosed in such section, none of the Company Representatives owns any of the Company’s securities of record but not beneficially.

Information Regarding Transactions in Company Securities by the Company and the Company Representatives

Set forth below are purchases during the past two years of shares of the Company’s Common Stock by the Company and each Company Representative other than through the exercise of options. No Company Representative sold Company Common Stock during such period.

On January 25, 2008, Robert V. Dickinson purchased 2,000 shares of the Company’s Common Stock.

On January 30, 2008, John J. Sprague purchased 1,000 shares of the Company’s Common Stock.

On January 30, 2008, Kevin J. Berry purchased 3,000 shares of the Company’s Common Stock.

On February 1, 2008, David W. Sear purchased 2,000 shares of the Company’s Common Stock.

On February 19, 2008, Kevin J. Berry purchased 1,683 shares of the Company’s Common Stock.

On February 20, 2008, Kevin J. Berry purchased 1,362 shares of the Company’s Common Stock.

Set forth below are the stock option exercises during the past two years of each Company Representative.

On August 28, 2007, David L. Wittrock exercised an option to purchase 5,000 shares of the Company’s Common Stock.

On February 20, 2008, Edward C. Ross exercised an option to purchase 2,500 shares of the Company’s Common Stock.

On February 12, 2009, David L. Wittrock exercised an option to purchase 1,500 shares of the Company’s Common Stock.

Miscellaneous Information Concerning Company Representatives

Except as described elsewhere in the Proxy Statement, to our knowledge, none of the Company Representatives is, or within the past year was, a party to any contract, arrangement or understanding with any person with respect to any Company securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described elsewhere in the Proxy Statement, there have been no transactions or series of similar transactions since January 1, 2008, nor is there any currently proposed transaction or series of similar transactions, (i) to which the Company was or is to be a party, (ii) in which the amount involved exceeds $120,000 and (iii) in which (A) any Company Representative or any of such person’s associates, (B) any security holder known to the Company to own of record or beneficially more than 5% of the Company’s voting securities, or (C) any member of the immediate family of any person specified in (A) or (B) had or will have a direct or indirect material interest.

Except as described elsewhere in the Proxy Statement, to our knowledge, no Company Representative or any of his or her associates has entered into any arrangement or understanding with any person with respect to any future employment with the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party.

Except as described elsewhere in the Proxy Statement, no Company Representative has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected, has any such interest).

VII.    OTHER BUSINESS

The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment.

FORM 10-K

A copy of the Company’s Annual Report on Form 10-K for the period ended March 31, 2009, is being mailed with this proxy statement to stockholders entitled to notice of the meeting. If exhibit copies are requested, a copying charge of $0.20 per page will be made. The request for such materials should identify the person making the request and set forth a good faith representation that as of the July 20, 2009, record date, the requesting person was entitled to vote at the 2009 Annual Meeting. Requests should be sent to Investor Relations, California Micro Devices Corporation, 490 North McCarthy Boulevard, #100, Milpitas, California 95035.

By Order of the Board of Directors

/s/ Stephen M. Wurzburg
Stephen M. Wurzburg Secretary Milpitas, California

Appendix A

CALIFORNIA MICRO DEVICES CORPORATION

1995 EMPLOYEE STOCK PURCHASE PLAN

AMENDED AS OF JULY 18, 1997, AUGUST 7, 1998,

AUGUST 5, 1999, AUGUST 7, 2002, AUGUST 8, 2003, August 25, 2005, August 24, 2006

And

As Amended by the Committee and Board on July 6, 2009, subject to Stockholder Approval

1. PURPOSE.

The purpose of this Plan is to provide an opportunity for Employees of California Micro Devices Corporation (the “Corporation”) and its Designated Subsidiaries, to purchase Common Stock of the Corporation and thereby to have an additional incentive to contribute to the prosperity of the Corporation. It is the intention of the Corporation that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended, and the Plan shall be construed in accordance with this intention.

2. DEFINITIONS.

(a) “Board” shall mean the Board of Directors of the Corporation.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the committee appointed by the Board in accordance with Section 12 of the Plan.

(d) “Common Stock” shall mean the Common Stock of the Corporation, or any stock into which such Common Stock may be converted.

(e) “Compensation” shall mean an Employee’s wages or salary and other amounts payable to an Employee on account of personal services rendered by the Employee to the Corporation or a Designated Subsidiary and which are reportable as wages or other compensation on the Employee’s Form W-2, plus pre-tax contributions of the Employee under a cash or deferred arrangement (401(k) plan) or cafeteria plan maintained by the Corporation or a Designated Subsidiary, but excluding, however, (1) non-cash fringe benefits, (2) special payments as determined by the Committee (e.g., moving expenses, unused vacation, severance pay), (3) income from the exercise of stock options or other stock purchases and (4) any other items of Compensation as determined by the Committee.

(f) “Corporation” shall mean California Micro Devices Corporation, a California corporation.

(g) “Designated Subsidiary” shall mean a Subsidiary which has been designated by the Board as eligible to participate in the Plan.

(h) “Employee” shall mean an individual employed (within the meaning of Code section 3401(c) and the regulations thereunder) by the Corporation or a Designated Subsidiary.

(i) “Entry Date” shall mean the first day of each Option Period. The first Entry Date shall be such date as is determined by the Committee.

(j) “Exercise Date” shall mean the last business day of each Exercise Period.

(k) “Exercise Period” shall mean a six-month or other period as determined by the Committee. The first Exercise Period during an Option Period shall commence on the first day of such Option Period. Subsequent

Exercise Periods, if any, shall run consecutively after the termination of the preceding Exercise Period. The last Exercise Period in an Option Period shall terminate on the last day of such Option Period.

(l) “Fair Market Value” shall mean the value of one (1) share of Common Stock on the relevant date, determined as follows:

(1) If the shares are traded on an exchange or on the Nasdaq Stock Market, the reported “closing price” on the next preceding trading day (provided that in the case of the first Entry Date, the Fair Market Value shall be the initial price to the public in the Company’s initial public offering);

(2) If the shares are traded over-the-counter on the NASDAQ System (other than on the Nasdaq Stock Market), the mean between the bid and the ask prices on said System at the close of business on the next preceding trading day (provided that in the case of the first Entry Date, the Fair Market Value shall be the initial price to the public in the Company’s initial public offering); and

(3) If neither (1) nor (2) applies, the fair market value as determined by the Committee in good faith. Such determination shall be conclusive and binding on all persons.

(m) “Option Period” shall mean a period of up to twenty-seven (27) months as determined by the Committee.

(n) “Participant” shall mean a participant in the Plan as described in Section 4 of the Plan.

(o) “Plan” shall mean this employee stock purchase plan.

(p) “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, as described in Code section 424(f).

3. ELIGIBILITY.

Any Employee regularly employed on a full-time basis by the Corporation or by any Designated Subsidiary on an Entry Date shall be eligible to participate in the Plan with respect to the Option Period commencing on such Entry Date, provided that the Committee may establish administrative rules requiring that employment commence some minimum period (e.g., one pay period) prior to an Entry Date to be eligible to participate with respect to that Entry Date. An Employee shall be considered employed on a full-time basis unless his or her customary employment is less than 20 hours per week or five months per year. No Employee may participate in the Plan if immediately after an option is granted the Employee owns or is considered to own (within the meaning of section 424(d) of the Code), shares of stock, including stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Corporation, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or of any of its Subsidiaries. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which may be mandated by local law and which are consistent with Code section 423(b)(5). The Committee may impose restrictions on eligibility and participation of Employees who are officers and directors to facilitate compliance with federal or state securities laws.

4. PARTICIPATION.

4.1 An Employee who is eligible to participate in the Plan in accordance with Section 3 may become a Participant by filing, on a date prescribed by the Committee prior to an applicable Entry Date, a completed payroll deduction authorization and Plan enrollment form provided by the Corporation. An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Compensation, not to exceed fifteen percent (15%) of the Employee’s Compensation, or such lesser percentage as specified by the Committee as applied to an Entry Date or Option Period. All payroll deductions may be held by the Corporation and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by the Corporation under the Plan and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account.

4.2 Under procedures established by the Committee, a Participant may suspend or discontinue participation in the Plan or may reduce the rate of his or her payroll deductions at any time during an Offering Period by completing and filing a new payroll deduction authorization and Plan enrollment form with the Corporation, provided that the Committee may, in its discretion, impose restrictions on a Participant’s ability to change the rate of payroll deductions. A Participant may increase his or her rate of payroll deductions only effective on an Entry Date by filing a new payroll deduction authorization and Plan enrollment form. If a new payroll deduction authorization and Plan enrollment form is not filed with the Corporation, the rate of payroll deductions shall continue at the originally elected rate throughout the Option Period unless the Committee determines to change the permissible rate.

If a Participant suspends participation during an Exercise Period, his or her accumulated payroll deductions will remain in the Plan for purchase of shares as specified in Section 6 on the following Exercise Date, but the Participant will not again participate until he or she completes a new payroll deduction authorization and Plan enrollment form. The Committee may establish rules limiting the frequency with which Participants may suspend and resume payroll deductions under the Plan and may impose a waiting period on Participants wishing to resume suspended payroll deductions. If a Participant discontinues participation in the Plan, the amount credited to the Participant’s individual account shall be paid to the Participant without interest (except where required by local law). In the event any Participant terminates employment with the Corporation or any Subsidiary for any reason (including death) prior to the expiration of an Option Period, the Participant’s participation in the Plan shall terminate and all amounts credited to the Participant’s account shall be paid to the Participant or the Participant’s estate without interest (except where required by local law). Whether a termination of employment has occurred shall be determined by the Committee. The Committee may also establish rules regarding when leaves of absence or change of employment status (e.g., from full-time to part-time) will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for this Plan which are independent of similar rules established under other benefit plans of the Corporation and its Subsidiaries.

In the event of a Participant’s death, any accumulated payroll deductions will be paid, without interest, to the estate of the Participant.

5. OFFERING.

5.1 The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be two million one hundred forty thousand (2,140,000) shares. The Committee may designate any amount of available shares for offering for any Option Period determined pursuant to Section 5.2.

5.2 Each Option Period, Entry Date and Exercise Period shall be determined by the Committee. The Committee shall have the power to change the duration of future Option Periods or future Exercise Periods, and to determine whether or not to have overlapping Option Periods, with respect to any prospective offering, without shareholder or Board approval.

5.3 With respect to each Option Period, each eligible Employee who has elected to participate as provided in Section 4.1 shall be granted an option to purchase that number of shares of Common Stock which may be purchased with the payroll deductions accumulated on behalf of such Employee (assuming payroll deductions at a rate of 15% of Compensation) during each Exercise Period within such Option Period at the purchase price specified in Section 5.4 below; provided, however, (1) in no event shall the Employee be entitled to accrue rights to purchase shares under the Plan (and all other employee stock purchase plans, as defined in Code section 423, of the Corporation and its subsidiaries) at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time the option is granted) for any calendar year in which such option is outstanding at any time, and (2) the maximum shares subject to any option shall in no event exceed 10,000.

5.4 The option price under each option shall be the lower of: (i) eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Entry Date on which an option is granted, or (ii) eighty-five percent (85%) of the Fair Market Value on the Exercise Date on which the Common Stock is purchased.

5.5 If the total number of shares of Common Stock for which options granted under the Plan are exercisable exceeds the maximum number of shares offered on any Entry Date, the number of shares which may be purchased under options granted on the Entry Date shall be reduced on a pro rata basis in as nearly a uniform manner as shall be practicable and equitable. In this event, payroll deductions shall also be reduced or refunded accordingly. If an Employee’s payroll deductions during any Exercise Period exceeds the purchase price for the maximum number of shares permitted to be purchased under Section 5.3, the excess shall be refunded to the Participant without interest (except where otherwise required by local law).

5.6 In the event that the Fair Market Value of the Corporation’s Common Stock is lower on the first day of an Exercise Period within an Option Period (subsequent “Reassessment Date”) than it was on Entry Date for such Option Period, all Employees participating in the Plan on the Reassessment Date shall be deemed to have relinquished the unexercised portion of the option granted on the Entry Date and to have enrolled in and received a new option commencing on such Reassessment Date, unless the Committee has determined not to permit overlapping Option Periods or to restrict such transfers to lower price Option Periods.

6. PURCHASE OF STOCK.

Upon the expiration of each Exercise Period, a Participant’s option shall be exercised automatically for the purchase of that number of full shares of Common Stock which the accumulated payroll deductions credited to the Participant’s account at that time shall purchase at the applicable price specified in Section 5.4.

7. PAYMENT AND DELIVERY.

Upon the exercise of an option, the Corporation shall deliver to the Participant the Common Stock purchased and the balance of any amount of payroll deductions credited to the Participant’s account not used for the purchase. The Committee may permit or require that shares be deposited directly with a broker designated by the Participant (or a broker selected by the Committee), and the Committee may utilize electronic or automated methods of share transfer. To the extent the unused cash balance represents a fractional share, the unused cash balance credited to the Participant’s account shall be carried over to the next Exercise Period, if the Participant is also a Participant in the Plan at that time or refunded to the Participant, as determined by the Committee. The Corporation shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the option has been exercised and shares issued.

8. RECAPITALIZATION.

If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options, the number of shares to be purchased pursuant to an option, the share limit of Section 5.3 and the maximum number of shares specified in Section 5.1 shall be proportionately increased or decreased, the terms relating to the purchase price with respect to the option shall be appropriately adjusted by the Committee, and the Committee shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances.

The Committee, if it so determines in the exercise of its sole discretion, also may adjust the number of shares specified in Section 5.1, as well as the price per share of Common Stock covered by each outstanding option and the maximum number of shares subject to any individual option, in the event the Corporation effects one or more reorganizations, recapitalizations, spin-offs, split-ups, rights offerings or reductions of shares of its outstanding Common Stock.

The Committee’s determinations under this Section 8 shall be conclusive and binding on all parties.

9. MERGER, LIQUIDATION, OTHER CORPORATION TRANSACTIONS.

In the event of the proposed liquidation or dissolution of the Corporation, the Option Period will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Committee in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

In the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger or consolidation of the Corporation with or into another corporation, then in the sole discretion of the Committee, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Committee on or before the date of consummation of such merger, consolidation or sale shall be treated as an Exercise Date, and all outstanding options shall be deemed exercisable on such date or (3) all outstanding options shall terminate and the accumulated payroll deductions shall be returned to the Participants.

10. TRANSFERABILITY.

Options granted to Participants may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the participant to discontinue participation in the Plan pursuant to Section 4.2.

11. AMENDMENT OR TERMINATION OF THE PLAN.

11.1 The Plan shall continue until August 7, 2013, unless previously terminated in accordance with Section 11.2.

11.2 The Board may, in its sole discretion, insofar as permitted by law, terminate or suspend the Plan, or revise or amend it in any respect whatsoever, except that, without approval of the stockholders, no such revision or amendment shall:

(a) materially increase the number of shares subject to the Plan other than an adjustment under Section 8 of the Plan;

(b) materially modify the requirements as to eligibility for participation in the Plan;

(c) materially increase the benefits accruing to Participants;

(d) reduce the purchase price specified in Section 5.4, except as specified in Section 8;

(e) extend the term of the Plan beyond the date specified in Section 11.1; or

(f) amend this Section 11.2 to defeat its purpose.

12. ADMINISTRATION.

The Plan shall be administered by a Committee which shall consist of at least three members appointed by the Board. The Committee shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Committee shall be made by a majority of its members and shall be final and binding upon all participants. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting of the Committee duly held. The Corporation shall pay all expenses incurred in the administration of the Plan. No Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

13. COMMITTEE RULES FOR FOREIGN JURISDICTIONS.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan in non-United States jurisdictions to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements.

14. SECURITIES LAWS REQUIREMENTS.

The Corporation shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Corporation has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state and federal law have been satisfied.

15. GOVERNMENTAL REGULATIONS.

This Plan and the Corporation’s obligation to sell and deliver shares of its stock under the Plan shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of stock hereunder.

16. NO ENLARGEMENT OF EMPLOYEE RIGHTS.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Corporation or any Designated Subsidiary or to interfere with the right of the Corporation or Designated Subsidiary to discharge any Employee at any time.

17. GOVERNING LAW.

This Plan shall be governed by California law, but shall be interpreted to be consistent with the requirements of any employee stock purchase plan under Code section 423.

18. EFFECTIVE DATE.

This Plan shall be effective February 10, 1995, subject to approval of the shareholders of the Corporation within 12 months of its adoption by the Board of Directors.

Appendix B

PLEASE VOTE TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

CALIFORNIA MICRO DEVICES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 17,2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of CALIFORNIA MICRO DEVICES CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 28,2009, and hereby appoints each of Robert V. Dickinson and Stephen M. Wurzburg as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of CALIFORNIA MICRO DEVICES CORPORATION, to be held on September 17, 2009, at 2:00 p.m., local time, at the McCarthy Conference Center, 690 North McCarthy Boulevard, Milpitas, California and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the opposite side.

THE PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTIONS ARE INDICATED, WILL BEVOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2010, FOR THE AMENDMENT OF THE 1995 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 200,000 FROM 1,940,000 TO 2,140,000 THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AND AS SUCH PROXY DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SUCH PROXY AND ATTORNEY-IN-FACT, OR SUBSTITUTE, SHALL BE PRESENT AND SHALL ACT AT THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF AND MAY EXERCISE ALL OF THE POWERS OF SUCH PROXY AND ATTORNEY-IN-FACT HEREUNDER.

(Continued and to be signed on the other side)

WHITE PROXY

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of California Micro Devices Corporation common stock for the 2009 Annual Meeting of Stockholders.

YOU CAN VOTE TODAY IN ONE OF THREE WAYS:

1. Vote by Telephone—Please call toll-free at 1-888-216-1303 on a touch-tone telephone and follow the simple recorded instructions. Your vote will be confirmed and cast as you directed. (Toll-free telephone voting is available for residents of the U.S. and Canada only. If outside the U.S. or Canada, call 1-215-521-1341.)

OR

2. Vote by Internet—Please access https://www.proxyvotenow.com/cmd and follow the simple instructions on the screen. Please note you must type an “s” after http.

You may vote by telephone or Internet 24 hours a day, 7 days a week. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had executed a WHITE proxy card.

OR

3. Vote by Mail—If you do not have access to a touch-tone telephone or to the Internet, please complete, sign, date and return the WHITE proxy card in the envelope provided to: California Micro Devices Corporation, c/o Innisfree M&AIncorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE, AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED

Please mark your vote as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. ELECTION OF DIRECTORS:

01-Jon S. Castor

02-Robert V. Dickinson

03-Wade F. Meyercord

04-Dr. Edward C. Ross

05-Dr. David W. Sear

06-Dr. John L Spargue

07-David L. Wittrock

FOR all nominees (except as indicated to the left)

WITHHOLD AUTHORITY to vote for all nominees listed to the left

Instruction; If you wish to withhold authority to vote for an individual nominee, strike a line through the nominee’s name in the list above.

2. PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2010.

3. PROPOSAL TO AMEND THE 1995 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE TOTAL NUMBER OF SHARES RESERVED

FOR ISSUANCE THEREUNDER BY 200,000 SHARES FROM 1,940,000 SHARES TO 2,140,000 SHARES

FOR

AGAINST

ABSTAIN

FOR

AGAINST

ABSTAIN

Date: , 2009

Signature

Signature (if held jointly)

Title(s), if any

Please sign exactly as your name(s) appear hereon. If shares are issued in the name of two or more persons, all such persons should sign the proxy. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Executors, administrators, trustees, partners and authorized officers of corporations should indicate their positions when signing.

PLEASE MARK, DATE AND SIGN EXACTLY AS YOUR NAME(S) APPEARS HEREON, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.